UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Spectranetics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

THE SPECTRANETICS CORPORATION
9965 Federal Drive
Colorado Springs, CO 80921
(719) 633-8333
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held June 9, 2016

The Annual Meeting of Stockholders (the “Meeting”) of THE SPECTRANETICS CORPORATION (the “Company”) will be held at 6655 Wedgwood Road North, Suite 105, Maple Grove, Minnesota 55311 on June 9, 2016, at 8:00 a.m. (CDT) for the following purposes:

1.
To elect Scott Drake, William C. Jennings, and Joseph M. Ruggio, M.D., Class I directors to the Board of Directors of the Company, to serve a three-year term until the 2019 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified; and

2.	To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers; and

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

4.	To approve and adopt The Spectranetics Corporation 2016 Incentive Award Plan; and

5.
To approve and adopt an amendment to The Spectranetics Corporation 2010 Employee Stock Purchase Plan, which increases by 1,000,000 shares the authorized number of shares of our common stock issuable thereunder; and

6.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only stockholders of record as of the close of business on April 18, 2016, the record date, are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements.

Whether or not you plan to attend the Meeting in person, we urge you to ensure your representation by voting by proxy promptly. You may vote by completing, signing, dating and returning the enclosed proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. You may also vote by telephone or electronically through the Internet, as further described on the proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Meeting and vote your shares in person, your proxy will not be used.

The Board of Directors recommends stockholders vote FOR each of the three Class I director nominees and FOR Proposals 2, 3, 4 and 5.

BY ORDER OF THE BOARD OF DIRECTORS

Scott Drake
President and Chief Executive Officer
Colorado Springs, Colorado
Dated April 22, 2016

THE SPECTRANETICS CORPORATION
9965 Federal Drive
Colorado Springs, CO 80921
(719) 633-8333

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2016

PROXY STATEMENT
________________
SOLICITATION OF PROXIES

This Proxy Statement is furnished to stockholders of THE SPECTRANETICS CORPORATION (“us,” “we,” “Spectranetics” or the “Company”) to solicit proxies by the Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Meeting”) to be held at 6655 Wedgwood Road North, Suite 105, Maple Grove, Minnesota 55311 on June 9, 2016, at 8:00 a.m. (CDT). We expect that this Proxy Statement and proxy will be first mailed to stockholders on or about May 4, 2016.

The cost of soliciting proxies is being borne by us. Our officers, directors and other employees, without additional compensation, may solicit proxies by telephone or by oral communication or by other appropriate means. We do not anticipate hiring a firm to solicit proxies. We may reimburse brokerage houses and other custodians, nominees, and fiduciaries for costs in forwarding solicitation materials to beneficial owners of the shares held of record by those persons. We will pay all costs related to preparing this Proxy Statement, including legal fees, printer costs and mailing costs.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2016:

This Proxy Statement and our Annual Report for the year ended December 31, 2015 are available on our website at www.spectranetics.com/investor-relations/.

RECORD DATE AND VOTING OF SECURITIES

Only holders of record of our common stock outstanding as of the close of business on April 18, 2016, are entitled to notice of and to vote on matters presented at the Meeting or any adjournments or postponements of the Meeting. As of April 18, 2016, there were 42,810,417 shares of common stock outstanding. Each share of common stock will be entitled to one vote on each matter presented at the Meeting. There is no cumulative voting.

To constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of common stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee represented at the Meeting, but regarding which such broker or nominee is not empowered to vote on a proposal) will be counted as shares that are present and entitled to vote to determine the presence of a quorum.

Each matter is tabulated separately. Directors are elected by a plurality of the votes cast, so abstentions and broker non-votes will not affect the candidates receiving the plurality of votes. Approval of Proposals 2, 3, 4 and 5 requires the affirmative vote of a majority of the shares of common stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions are counted in tabulations of the votes cast on all proposals presented to stockholders, effectively counting as votes against such proposals.

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Broker non-votes will not, therefore, impact our ability to obtain a quorum and will have no effect on the outcome of the proposals.

Shares that are not voted in person cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy:

(i) by completing, signing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope;

(ii) by telephone; or

(iii) electronically through the Internet.

Voting By Proxy Card.  Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card properly signed and completed, the shares of common stock represented by your proxy will be voted as you specify on the proxy card. If no specification is made in a properly executed proxy received by us, then the proxy will be voted (i) FOR the election of the three Class I director nominees to the Board in this Proxy Statement, (ii) FOR the approval, on an advisory basis, of the compensation of our named executive officers, (iii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, (iv) FOR the approval and adoption of The Spectranetics Corporation 2016 Incentive Award Plan, and (v) FOR the approval and adoption of the amendment to The Spectranetics Corporation 2010 Employee Stock Purchase Plan. If any other matters are brought before the Meeting, the proxy holders will vote as recommended by the Board. If no recommendation is given, the proxy holders will vote in their discretion. If you own common stock through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity, follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.

Voting By Telephone Or Through The Internet.  If you are a registered stockholder (that is, if you own common stock in your own name and not through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m., Central Time, on June 8, 2016. Please see below and in the proxy card provided to you for instructions on how to access the telephone and Internet voting systems. If your shares of common stock are held in “street name” for your account, contact your broker, bank or other nominee to determine if you may vote by telephone or through the Internet.

REVOCATION OF PROXY

A proxy may be revoked by a stockholder prior to exercising the proxy by written notice to our Corporate Secretary received by June 8, 2016, by submission of another proxy bearing a later date, or by attending the Meeting and voting in person. If you receive two or more proxy cards, please vote each in accordance with the procedures described thereon to ensure that all of the shares are represented. All shares represented by each properly completed and unrevoked proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable. All shares properly voted in accordance with the procedures in this Proxy Statement and the accompanying proxy card will be voted in accordance with your instructions.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether because of new information, future events or otherwise. Forward-looking statements should be evaluated with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 and in our periodic reports on Form 10-Q and Form 8-K.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the number of shares of our common stock beneficially owned as of March 15, 2016, by (i) all persons known by us to be beneficial owners of more than 5% of our common stock; (ii) each of our directors; (iii) the named executive officers (as defined below in the “Compensation Discussion and Analysis” section of this Proxy Statement); and (iv) all of our current executive officers and directors as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. “Percentage of Outstanding Shares” is based on 42,796,266 shares of common stock outstanding on March 15, 2016.

Name and Address	Shares Owned (1)	Right to Acquire (2)	Total Shares Beneficially Owned	Percentage of Outstanding Shares
5% Stockholders
FMR LLC (3)	4,497,700	—	4,497,700	10.5%
Wells Fargo & Company (4)	3,445,589	—	3,445,589	8.1%
Oak Ridge Investments LLC (5)	2,987,750	—	2,987,750	7.0%
BlackRock, Inc. (6)	2,378,643	—	2,378,643	5.6%
Visium Balanced Master Fund, Ltd. (7)	2,327,973	—	2,327,973	5.5%
Arrowpoint Asset Management, LLC (8)	2,327,425	—	2,327,425	5.5%
Directors and Named Executive Officers (9)
R. John Fletcher (10)	129,968	—	129,968	*
Joseph M. Ruggio, M.D. (10)	81,237	—	81,237	*
Daniel A. Pelak (10)	71,683	—	71,683	*
William C. Jennings (10)	57,764	—	57,764	*
Maria Sainz (10)	22,547	—	22,547	*
B. Kristine Johnson (10)	19,490	—	19,490	*
Todd Schermerhorn (10)	3,819	—	3,819	*
Scott Drake	126,711	362,795	489,506	1.1%
Shahriar Matin	64,002	257,894	321,896	*
Guy A. Childs	159,105	124,182	283,287	*
Donna Ford-Serbu	1,607	78,034	79,641	*
Kimberly M. Bridges	4,431	20,867	25,298	*
Stacy McMahan	—	—	—	*
All current executive officers and directors as a group (12 persons)	578,828	698,723	1,277,551	2.9%
____________

*	Less than 1%

(1)
Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Also includes restricted stock awards, whether vested or unvested. Excludes shares that may be acquired through stock option exercises and vesting of restricted stock units (“RSUs”).

(2)	Shares that can be acquired through stock options exercisable or RSU vesting within 60 days of March 15, 2016.

(3)
Information obtained from Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 10, 2016. Includes shares owned by FMR Co., Inc. The filing noted that FMR LLC is a parent holding company and claims sole dispositive power for 4,497,700 shares and no sole or shared voting power. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)
Information obtained from Schedule 13G filed with the SEC on February 5, 2016. Includes shares owned by Wells Capital Management Incorporated, Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, Wells Fargo Funds Management, LLC, Wells Fargo Advisors Financial Network, LLC, Wells Fargo Advisors, LLC, and Peregrine Capital Management, Inc. The filing noted that Wells Fargo & Company is a parent holding company or control person and claims sole voting and dispositive power for 174,705 shares, shared voting power for 2,022,470 shares and shared dispositive power for 3,254,614 shares. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.

(5)
Information obtained from Schedule 13G filed with the SEC on February 8, 2016. The filing noted that Oak Ridge Investments LLC claims sole dispositive power for 2,949,784 shares, sole voting power for 2,810,782 shares and shared dispositive power for 37,966 shares. The address for Oak Ridge Investments LLC is 10 South LaSalle Street, Ste. 1900, Chicago, IL 60603.

(6)
Information obtained from Schedule 13G/A filed with the SEC on January 27, 2016. Includes shares owned by BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, and BlackRock Investment Management, LLC. The filing noted that BlackRock, Inc. is a parent holding company or control person and claims sole dispositive power for 2,378,643 shares and sole voting power for 2,283,286 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)
Information obtained from Schedule 13G/A filed with the SEC on February 12, 2016 on behalf of Visium Balanced Master Fund, Ltd., Visium Asset Management, LP, JG Asset, LLC and Jacob Gottlieb (collectively, the “Visium Parties”).  Each of the Visium Parties is deemed to have shared voting and dispositive power with respect to 2,327,973 shares.  The address of the Visium Parties is c/o Visium Asset Management, LP, 888 Seventh Avenue, New York, NY 10019.

(8)
Information obtained from Schedule 13G filed with the SEC on February 16, 2016. The filing noted that Arrowpoint Asset Management, LLC claims sole voting and dispositive power for 2,327,425 shares. The address for Arrowpoint Asset Management, LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(9)	The address of each of the directors and named executive officers listed is c/o The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, CO 80921.

(10)
Shares owned include 3,774 shares of unvested restricted stock granted to each of Mr. Fletcher, Dr. Ruggio, Mr. Pelak, Mr. Jennings, Ms. Sainz and Ms. Johnson and 952 shares of unvested restricted stock granted to Mr. Schermerhorn at the 2015 Annual Meeting of Stockholders, pursuant to our Amended and Restated 2006 Incentive Award Plan (the “Amended 2006 Plan”). The shares of restricted stock are subject to forfeiture until they vest on June 8, 2016. Mr. Schermerhorn also received a restricted stock award grant of 2,867 shares, in connection with his appointment to the Board on March 12, 2015, which vested on March 12, 2016.

BOARD OF DIRECTORS

The following table lists the members of the Board, their ages as of March 31, 2016, their positions, the year first elected as a director, their director class, and the expiration of their current term.

Name	Age	Positions with the Company	Director Since	Class of Director	Term Expires
Scott Drake (1)	48	President and Chief Executive Officer, Director	2011	Class I	2016
R. John Fletcher	70	Chairman of the Board of Directors	2002	Class III	2018
William C. Jennings (1)	76	Director	2009	Class I	2016
B. Kristine Johnson	64	Director	2012	Class III	2018
Daniel A. Pelak	64	Director	2010	Class II	2017
Joseph M. Ruggio, M.D. (1)	61	Director	1997	Class I	2016
Maria Sainz	50	Director	2010	Class II	2017
Todd C. Schermerhorn	55	Director	2015	Class III	2018
____________
(1) Nominated for re-election to the Board for a three-year term.

The Board is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting only directors of the class whose term is expiring are voted upon, and upon election each such director serves a three-year term. Messrs. Drake, Jennings and Ruggio serve as our Class I directors until the Meeting to be held on June 9, 2016; Ms. Sainz and Mr. Pelak serve as our Class II directors until the annual meeting to be held in 2017; Ms. Johnson and Messrs. Fletcher and Schermerhorn serve as our Class III directors until the annual meeting to be held in 2018. The Board of Directors may determine from time to time the size of the Board of Directors, but it cannot determine to have a Board comprising fewer than four or more than nine directors. If the number of directors is changed, any increase or decrease is apportioned among the classes to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class holds office for a term that coincides with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director holds office until the annual meeting for the year in which his term expires until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

We are not aware of any family relationships among our directors and executive officers.

The size of the Board is currently set at eight. The Board is nominating Messrs. Drake, Jennings and Ruggio for re-election to the Board as Class I directors at the Meeting.

CORPORATE GOVERNANCE

The Board believes good corporate governance is paramount to ensure we are managed to benefit our stockholders for the long term. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken several initiatives to improve our corporate governance policies and practices.

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) to assist in exercising its responsibilities in serving our best interests and that of our stockholders. The Guidelines are periodically reviewed and amended by the Board. The Guidelines address such matters as director qualification standards, director independence, selection of new directors, director compensation, Board access to senior management and independent advisors, stock ownership guidelines, limitations on director service on other boards, director resignation, the annual self-evaluation process and director education. The Guidelines set forth restrictions on equity transactions, including prohibitions against cash buyouts of underwater options, hedging transactions and pledging of our stock by our directors, officers and employees. The Board adopted a policy requiring any nominee for director to offer his or her resignation to the Board if he or she receives a greater number of votes “against” his or her election than votes “for” such election. A complete copy of the Guidelines is available in the Investor Relations section of our website at www.spectranetics.com/investor-relations/corporate-governance.

Corporate Code of Conduct

The Board has adopted a Corporate Code of Conduct and Ethics (the “Code of Conduct”) that applies to all of our employees, directors, agents, consultants, representatives, and officers, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other senior financial officers. The Code of Conduct, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of the NASDAQ Global Select Market. The Code of Conduct is posted on our website at www.spectranetics.com/investor-relations/corporate-governance. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. We intend to disclose on our website future amendments to certain provisions of our Code of Conduct, and any waiver of provisions of the Code of Conduct required to be disclosed under the rules of the SEC or listing standards of the NASDAQ Global Select Market.

Director Independence

Our Board makes an annual determination as to the independence of each Board member under the current standards for “independence” established by the NASDAQ Global Select Market. The Board has determined that all of our directors are independent under these standards except for Mr. Drake, who also serves as our President and Chief Executive Officer.

Leadership Structure

In December 2010, Mr. Fletcher, an independent director, was elected Chairman of the Board. Our Board believes that, at the present time, our interests and that of our stockholders are best served by the leadership and direction provided by an independent Chairman of the Board. The Board believes this leadership structure allows the Chief Executive Officer to leverage the experiences and perspectives of the independent Chairman of the Board. The Audit, Compensation, and Nominating and Corporate Governance committees, each of which is made up entirely of independent directors, perform various oversight functions independent of management. We may in the future combine the roles of Chief Executive Officer and Chairman of the Board depending on the then-current circumstances.

The Board’s Role in Risk Oversight

The Board has two primary methods of overseeing risk. The first method is through our Enterprise Risk Management (“ERM”) process, which allows for full Board oversight of the most significant risks facing us. The second is through the functioning of the Board committees.
The goal of ERM is to provide an ongoing process, effected at all levels across each business unit and corporate function, to identify, assess and monitor risk, and to implement mitigating actions, if possible. Where the ERM process identifies a material risk, it will be elevated through the CEO to the Board for its consideration. The Audit Committee amended its charter in October 2010, as requested by the Board, to expressly include as one of the Audit Committee’s responsibilities the oversight of management’s processes to manage our enterprise-wide risk.

The Audit Committee periodically receives and reviews presentations from management regarding the ERM process to assess whether it is functioning effectively.

Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has the responsibility for the oversight of our risk management processes. Senior management attends regular meetings of the Board, provides presentations on operations, including significant risks, and is available to address any questions raised by the Board. Specific examples of risks primarily overseen by the full Board include, but are not limited to, legal risks, litigation risks, competition risks, industry risks, economic risks, business operations risks, commercial and regulatory compliance risks, cybersecurity risks, reputational risks and risks related to acquisitions and dispositions.

Our Board committees assist the Board in fulfilling its oversight responsibilities in the ERM process.

•
The Audit Committee regularly reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control and report such exposures. Specific examples of risks primarily overseen by the Audit Committee include, but are not limited to, risks related to preparing our financial statements, disclosure controls and procedures, internal controls over financial reporting, accounting, financial, auditing, treasury, and cybersecurity risks.

•	The Compensation Committee assists the Board in fulfilling its oversight responsibilities regarding the management of risks arising from our compensation policies and programs.

•
The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities regarding the management of risks associated with Board organization, membership and structure, succession planning and corporate governance.

•
The Compliance and Quality Committee assists the Board in fulfilling its oversight responsibilities by considering risks relating to our global operations within the medical device industry, and its compliance with applicable health care laws and regulations.

Our Board is apprised by the chair of each Board committee of significant risks and management’s responses via periodic updates at regularly scheduled Board meetings. The leadership structure of our Board supports the Board’s effective oversight of our risk management.

Stockholder Communications with the Board

Stockholders may send written communications to the attention of the Board, any Board committee or any individual Board member. Communications should be directed to our Corporate Secretary, who will be primarily responsible for monitoring communications from stockholders and providing copies of such communications to the directors. Communications must include the name, mailing address and telephone number of the stockholder sending the communication, the number of shares of Company common stock owned by the stockholder and, if the stockholder is not the record owner of the stock, the name of the record owner. The Corporate Secretary will forward all communications not more suitably directed to management to the Board, a committee or individual directors. Stockholders who wish to communicate with the Board can write to Corporate Secretary, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. A complete copy of the Policy and Procedures Regarding Communications Between Security Holders and the Board of Directors is available in the Investor Relations section of our website at www.spectranetics.com/investor-relations/corporate-governance.

Board Committees and Meetings

The Board held 11 in person or telephonic meetings during 2015. No director attended fewer than 75% in the aggregate of all Board meetings and meetings of any committee on which he or she served during 2015. Members of the Board and its committees also consulted informally with each other and with management from time-to-time and acted at various times by written consent without a meeting during 2015. All of our directors attended our 2015 annual meeting of stockholders. Our director attendance policy is available in our Corporate Governance Guidelines at www.spectranetics.com/investor-relations/corporate-governance.

The Board has the following standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Compliance and Quality Committee, and an ad hoc Business Development Committee, as well as an ad hoc Finance Committee to facilitate the work of the Board in evaluating potential financing and other transactions.

Audit Committee.  The Audit Committee is comprised of three directors, Mr. Jennings, who serves as Chairperson, Mr. Schermerhorn, and Ms. Sainz, each of whom is “independent” under NASDAQ Global Select Market listing standards and SEC rules regarding audit committee membership. Mr. Jennings was appointed to the Audit Committee in March 2009, Mr. Schermerhorn was appointed to the Audit Committee in March 2015, and Ms. Sainz was appointed to the Audit Committee in June 2015.

The Board has determined that Messrs. Jennings and Schermerhorn qualify as audit committee financial experts as that term is defined in the SEC’s rules and regulations.

The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) our accounting and financial reporting processes and the audit of our financial statements; (ii) the adequacy and effectiveness of our internal controls; (iii) the appointment, compensation, retention and oversight of the work of our independent auditors; (iv) the portions of the Code of Conduct that relate to the quality or integrity of our financial statements; and (v) our processes regarding enterprise-wide risk management. The Audit Committee also pre-approves all audit and permissible non-audit services to be performed for us by our independent registered public accounting firm under the policy described later in this Proxy Statement. The Audit Committee prepares the report required by SEC rules to be included in this Proxy Statement.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, fraud or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices. Such procedures can be found on our website at www.spectranetics.com/investor-relations/corporate-governance.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee meets privately with the independent auditors, and the independent auditors have unrestricted access and report directly to the Audit Committee.

The Audit Committee held 13 meetings during 2015. The report of the Audit Committee for 2015 can be found following the “Director Compensation” section in this Proxy Statement. The Board has adopted an Audit Committee Charter, which is available on our website at www.spectranetics.com/investor-relations/corporate-governance.

Compensation Committee.  The Compensation Committee is comprised of three directors, Mr. Pelak, who serves as Chairman, Ms. Johnson, and Dr. Ruggio, each of whom is “independent” under NASDAQ Global Select

Market listing standards. Mr. Pelak was appointed to the Compensation Committee in March 2012. Ms. Johnson and Dr. Ruggio were appointed to the Compensation Committee in June 2015.

The Compensation Committee is responsible for discharging our Board’s responsibilities relating to the compensation of our executive officers and directors and the equity compensation of all employees, including assessing our overall compensation philosophy, structure and related risks, reviewing incentive compensation plans and equity-based plans and determining executive officer and director compensation. The Compensation Committee also participates in preparing the Compensation Discussion and Analysis to include in this Proxy Statement and produces a Compensation Committee Report to include in this Proxy Statement, each under applicable rules and regulations.

Regarding the compensation of executive officers, the Compensation Committee, with significant input from the CEO, evaluates the individual performance of each executive officer other than the CEO and determines and approves the compensation of the executive officers based on such evaluation. For the compensation of the CEO, the Chairman of the Board completes a performance evaluation of the CEO after consultation with other Board members. The Compensation Committee utilizes the review as a data point to establish compensation for the next calendar year. The Compensation Committee annually reviews actual compensation amounts provided in peer group proxy statements. Based on evaluations submitted by the CEO, the evaluation of the CEO and a review of relevant third-party compensation data, the Compensation Committee sets compensation levels for our executive officers that correspond to our goals and objectives.

The Compensation Committee reviews and approves incentive compensation plans and makes recommendations to the Board regarding equity-based plans. It approves any grants of stock options and other equity awards to our executive officers, including the Chief Executive Officer, under Rule 16b-3 under the Exchange Act. The Compensation Committee also reviews and approves grants of stock options and other equity awards to our employees. In 2013, the Compensation Committee delegated to any two of the CEO, CFO or Senior Vice President of Global Human Resources the review and approval of option grants to non-executive officer new hires and to non-executive officer employees following his or her promotion, within certain pre-determined guidelines. The Compensation Committee certifies whether performance goals, which are established by the Board of Directors, are met before performance-based compensation is paid to executive officers. The Compensation Committee is also responsible for administering our equity-based plans.

Beginning in September 2010, the Compensation Committee engaged Pearl Meyer & Partners (“PM&P”), a compensation consulting firm, to act as the Compensation Committee’s independent consultants on executive and director compensation. The engagement included establishing a peer group list for executive officer compensation, analyzing executive officer compensation incorporating the peer group list, and consulting on matters regarding director and officer indemnification and officer severance agreements.

The Compensation Committee determined that the services provided by PM&P to the Compensation Committee during 2015 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of PM&P under the applicable rules adopted by the SEC and NASDAQ. In making this assessment, the Compensation Committee also considered PM&P’s written correspondence to the Compensation Committee that affirmed the independence of PM&P and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

In June 2015, the Compensation Committee selected Willis Towers Watson to replace PM&P as the independent compensation consultant. Willis Towers Watson did not provide any other services to the Company in 2015 and worked with the Company’s management, as directed by the Compensation Committee. As part of the selection process, the Committee assessed and confirmed Willis Towers Watson’s independence pursuant to SEC and NASDAQ rules and concluded that no conflict of interest existed. In making this assessment, the Compensation

Committee also considered Willis Towers Watson’s written correspondence to the Compensation Committee that affirmed the independence of Willis Towers Watson and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

The Compensation Committee held 11 meetings during 2015. The report of the Compensation Committee for 2015 can be found below under the caption “Compensation Discussion and Analysis” in this Proxy Statement.

The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at www.spectranetics.com/investor-relations/corporate-governance.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is comprised of three directors, Ms. Johnson, who serves as its Chair, and Messrs. Fletcher and Pelak. Each of the members of the Nominating and Corporate Governance Committee is “independent” under NASDAQ Global Select Market listing standards. The Nominating and Corporate Governance Committee considers and recommends to the Board proposed nominees for election to the Board, including any stockholder nominees. The Nominating and Corporate Governance Committee recommended the nominees for election at this Meeting. Other duties and responsibilities include: assessing the size and composition of the Board and its committees, overseeing the annual evaluation of the Board, overseeing our policy and procedures for the review, approval or ratification of transactions with related persons and making recommendations to the Board regarding matters such as stockholder proposals, the Corporate Governance Guidelines, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the charters of the Board committees.

The Nominating and Corporate Governance Committee held eight meetings during 2015. The Nominating and Corporate Governance Committee Charter adopted by the Board is available on our website at www.spectranetics.com/investor-relations/corporate-governance.

Criteria for Director Nominees.  The Nominating and Corporate Governance Committee evaluates each nominee for election to the Board in conjunction with its consideration of the Board as a whole, with the objective of assembling a Board that can best perpetuate our success and represent stockholder interests through exercising sound judgment using its diversity of experiences. The Nominating and Corporate Governance Committee believes that the qualifications of a director candidate should provide balance to the current Board’s knowledge, perspective, experience and expertise. A director candidate is examined in light of our current and anticipated needs. In determining whether to recommend a current director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board, as well as input from other Board members.

In seeking individuals to join the Board of Directors, the Nominating and Corporate Governance Committee considers the following to be minimum qualifications that a candidate must possess:

•	Commitment to promoting the long-term interests of our stockholders;

•	Strong professional and personal reputation consistent with our values;

•	Broad general business experience and acumen, which may include experience in management, finance, marketing and/or accounting;

•	Leadership experience and experience with strategic planning;

•	Familiarity with our industry and marketplace;

•	Well-educated, including possible graduate degrees and professional training;

•	Mature business judgment and a high level of personal and professional integrity; and

•	Sufficient time, energy and attention to devote to our business as a member of the Board.

The Nominating and Corporate Governance Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined under the current NASDAQ Global Select Market listing standards; and

•	A candidate’s ability to satisfy the composition requirements for a Board Committee.

Although the Nominating and Corporate Governance Committee does not have a specific policy regarding the consideration of diversity in identifying director nominees, it believes that the Board should be composed of directors with diverse backgrounds, perspectives, skills and experience, including appropriate financial and other expertise relevant to our business.  A director candidate will not be discriminated against because of race, ethnicity, national origin, gender, religion or disability.  While the Nominating and Corporate Governance Committee may consider some aspects of diversity, such as diversity relating to domicile, national origin, race, ethnicity and gender, when considering a director candidate, these factors are not a prerequisite for any director candidate.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. The committee has in the past used, and may in the future use, the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee may interview that candidate. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board and has otherwise met the requirements for Board membership, it may recommend to the full Board that candidate’s appointment or nomination for election.

Stockholder Recommendations for Nominations to the Board of Directors.  The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares of Spectranetics common stock. Candidates recommended by stockholders will be evaluated in the same manner as any other candidate. Stockholders wishing to recommend a candidate for nomination as a director are required to send the recommendation in writing to the Chair of the Nominating and Corporate Governance Committee, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. A stockholder recommendation must contain the following information:

•	Documentation supporting that the writer is a stockholder of Spectranetics and a statement that the writer is recommending a candidate for nomination as a director;

•
A resume of the candidate’s business experience and educational background that also includes the candidate’s name, business and residence addresses, principal occupation or employment, and an explanation of how the candidate’s background and qualifications are directly relevant to Spectranetics’ business;

•	The number of shares of Spectranetics common stock beneficially owned by the candidate;

•
A statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of Spectranetics, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board;

•
Detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing stockholder, the candidate, and any affiliate of the proposing stockholder or the candidate;

•	Any other information required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•	A signed consent of the candidate to serve as a director, if nominated and elected; and

•
The other information set out in our Policy and Procedures Regarding the Consideration of Director Candidates Recommended by Security Holders, which is available on our website at www.spectranetics.com/investor-relations/corporate-governance.

For its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the proposing stockholder and may request an interview with the candidate. The Nominating and Corporate Governance Committee has sole discretion to decide which individuals to recommend for nomination as directors by the Board.

Any stockholder that desires to recommend a candidate for nomination to the Board to be considered for election at the Annual Meeting of Stockholders in 2017 must do so no later than the date that proposals meeting the requirements of our bylaws and Rule 14a-8 promulgated under the Exchange Act are due. See “Date of Receipt of Stockholder Proposals” in this Proxy Statement.

Compliance and Quality Committee. The Compliance and Quality Committee was initially formed in September 2008 as the Compliance Committee, and was renamed the Compliance and Quality Committee in 2015 to reflect its oversight of the Company’s quality systems and processes in addition to the Company’s compliance functions. The Compliance and Quality Committee held five meetings during 2015. The Compliance and Quality Committee is comprised of three directors, Dr. Ruggio, who serves as Chairman, Ms. Sainz and Mr. Schermerhorn. The Compliance and Quality Committee performs periodic reviews of our global compliance and quality policies and procedures and provides ongoing oversight of these policies and procedures to support compliance with relevant healthcare laws and regulations.

The Compliance and Quality Committee assists the Board and management in overseeing and maintaining our global compliance program and quality systems and processes. The Compliance and Quality Committee also serves as a point of direct access, in a confidential and anonymous compliance hotline, for Company employees and others who wish to bring compliance concerns directly to the Board.

Compensation Committee Interlocks and Insider Participation

During 2015, Ms. Sainz, Mr. Jennings, Mr. Pelak, Ms. Johnson and Dr. Ruggio served as members of the Compensation Committee. None of such Compensation Committee members has ever been an officer or employee of us or our subsidiaries. During the last fiscal year, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers of such entity serving as members of our Board of Directors or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

The Board has adopted a written policy and procedures for the review, approval or ratification of “Related Party Transactions” consistent with the listing standards of the NASDAQ Global Select Market and Item 404(a) of Regulation S-K under the Securities Act of 1933. For purposes of the policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect interest.

The policy defines “Related Party” as:

•	Any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become our director;

•	Any person known to be the beneficial owner of more than 5% of any class of our voting securities;

•
Any immediate family member of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

Under the policy, the Nominating and Corporate Governance Committee reviews the relevant facts and circumstances of each Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the Related Party’s interest in the transaction. The Nominating and Corporate Governance Committee then either approves or disapproves the Related Party Transaction. A Related Party Transaction may be consummated and continue only if the Nominating and Corporate Governance Committee has approved or ratified such transaction under the guidelines in the policy. If advance Committee approval of a Related Party Transaction requiring the Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairman of the Nominating and Corporate Governance Committee, subject to ratification of the transaction by the Nominating and Corporate Governance Committee at the Committee’s next regularly scheduled meeting; provided that if ratification is not forthcoming, management must try to cancel or annul the transaction. No director may participate in approving a Related Party Transaction for which he or she is a Related Party.

The Nominating and Corporate Governance Committee has reviewed and pre-approved certain types of Related Party Transactions, which are deemed approved or ratified, as applicable, under the policy, including the following:

•	Compensation:

(i)	to one of our executive officers or directors if the compensation is required to be reported in our proxy statement pursuant to Item 402 of Regulation S-K; or

(ii)
to one of our executive officers, if such compensation would have been required to be reported under Item 402 of Regulation S-K as compensation earned for services to us if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to our Board of Directors for approval, by the Compensation Committee.

•	Transactions that are in our ordinary course of business and where the interest of the Related Party arises only:

(i)	from the Related Party’s position as a director of another corporation or organization that is a party to the transaction;

(ii)
from the direct or indirect ownership by such Related Party and all other Related Parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction;

(iii)	from both such positions and ownership described above; or

(iv)
from the Related Party’s position as a limited partner in a partnership in which the Related Party and all other Related Parties, in the aggregate, have an interest of less than 5%, and the Related Party is not a general partner of and does not have another position in the partnership.

•
Transactions that are in our ordinary course of business and where the interest of the Related Party arises solely from the ownership of a class of our equity securities and all holders of such class of our equity securities will receive the same benefit on a pro rata basis.

BUSINESS EXPERIENCE OF NON-EMPLOYEE DIRECTORS

Class I Director Nominees

William C. Jennings has served on the Board since February 2009. Mr. Jennings is a retired partner of PricewaterhouseCoopers LLP, where he led its risk management and internal control consulting practice from 1991 until his retirement in 1999. Prior to that, Mr. Jennings served as a senior audit partner at Coopers & Lybrand, as a Senior Executive Vice President at Shearson Lehman Brothers responsible for quality assurance, internal audit and compliance and as Executive Vice President and Chief Financial Officer of Bankers Trust Company. Since retiring from PricewaterhouseCoopers LLP, Mr. Jennings has provided independent consulting services to a number of companies. Mr. Jennings served as a director of Axcelis Technologies, Inc., a public semiconductor equipment company, for 12 years until May 2015. Mr. Jennings graduated with a Bachelor of Science degree from the University of Akron and also holds a Master of Business Administration from the University of Florida. Mr. Jennings currently serves as a director of Silgan Holdings Inc., a manufacturer of packaging for consumer goods products. Mr. Jennings brings to our Board extensive experience in finance, accounting and internal control matters, particularly as they apply to public companies. He is also able to contribute to our Audit Committee as an “audit committee financial expert” under SEC rules. Additionally, he has experience as a director on other public company boards.

Joseph M. Ruggio, M.D. has served on the Board since February 1997. Dr. Ruggio is a practicing interventional cardiologist. Since 1995, Dr. Ruggio has served as Chairman and President of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation which he founded. He also serves as President and Chief Executive Officer of Via Vitae, a cardiovascular disease management company, which was founded in February 1996. Prior to that, Dr. Ruggio served as founder, Chairman, President and Chief Executive Officer of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc. Since 2000, Dr. Ruggio has served on the board of directors of Monarch HealthCare, a large southern California Independent Practice Association (IPA) and division of OptumHealth. He also serves on the Scientific Advisory Board for Proteus Biomedical, a private company that specializes in intelligent medicine applications using advanced technologies. Dr. Ruggio’s experience as a practicing interventional cardiologist and as a healthcare executive provides an important perspective to the Board on the clinical performance of our products, competitive products and new products. His strong background in developing and implementing high quality, patient-centered care in a cost effective fashion helps us to navigate the changing payment paradigm without compromising care.

Class II Directors with Terms Expiring in 2017

Daniel A. Pelak has served on the Board since November 2010. Since 2008, Mr. Pelak has served as a Senior Advisor/Senior Industry Executive to the private equity firm Welsh, Carson, Anderson and Stowe. Previously, he served as the President and Chief Executive Officer of InnerPulse, Inc., a privately held, medical device company, and the President and Chief Executive Officer of Closure Medical Corporation, a publicly held medical device company until its acquisition by Johnson & Johnson. Prior to that, Mr. Pelak was employed by Medtronic Inc., where he held multiple management positions over a 25-year period. His executive positions at Medtronic included Vice President, Cardiovascular Marketing and Vice President and General Manager of three operating divisions. Mr. Pelak is currently the Chairman of the board of directors of K2M, Inc., a publicly held spinal device company. He also serves on the board of directors of the privately held Vertos Medical Corp., a minimally invasive surgical device company specializing in the treatment of spinal conditions, and Mardil Medical, Inc., a privately held early stage company pioneering a treatment for heart valve disease. From 2006 to 2010, Mr. Pelak served on the board of directors of AGA Medical, Inc., a publicly held medical device company which specializes in non-surgical techniques to treat structural heart defects and circulatory conditions. Mr. Pelak has over 20 years of experience as a senior executive in the medical technology industry and brings to the Board considerable knowledge and experience of markets we serve and the medical device industry in general, to support our operating and strategic initiatives. He also has experience as a director on other public company boards.

Maria Sainz has served on the Board since November 2010. Ms. Sainz has served as the President and CEO of Cardiokinetix Inc., a venture backed medical device company in the field of interventional heart failure, since April 2012. Prior to that, she was General Manager for the Concentric Medical unit under the Neurovascular division of Stryker Corporation, a global medical technology company. Stryker Corporation acquired Concentric Medical, Inc., a privately held, commercial stage company that manufactures and markets minimally invasive devices that are delivered into the brain to remove blood clots that cause ischemic stroke, in October 2011. Ms. Sainz was President and CEO of Concentric Medical from April 2008 until the acquisition by Stryker in October 2011. From 1991 to 2006, Ms. Sainz held various executive positions in the United States and Europe within the cardiac rhythm management, cardiac surgery and vascular intervention divisions of Eli Lilly’s medical device businesses and Guidant Corporation, a manufacturer of cardiovascular medical products. From 2003 to 2006, Ms. Sainz was a member of the Guidant Management Committee as President, Cardiac Surgery Division, a 500-employee division that grew from $90 million to $176 million in annual revenue under her leadership. Following Guidant’s acquisition by Boston Scientific Corporation in 2006, she served as an advisor to the Chief Operating Officer of Boston Scientific Corporation and assisted in several transition activities in the United States and Europe until early 2008. Ms. Sainz currently serves as a director of Orthofix NV, a public medical device company focused on developing and delivering repair and regenerative solutions to the spine and orthopedic markets, and MRI Interventions, a public medical device company that develops and commercializes platforms for performing minimally invasive surgical procedures in the brain and heart under direct, intra-procedural magnetic resonance imaging guidance. In February 2015, she began serving on the board of directors of Halyard Health, Inc., a public medical device company. Ms. Sainz brings to the Board considerable knowledge and experience of markets we serve and the medical device industry in general, to support our operating and strategic initiatives. Additionally, she has experience as a director on other public company boards.

Class III Directors with Terms Expiring in 2018

R. John Fletcher has served on the Board since March 2002 and was appointed Chairman of the Board in December 2010. Since 1983, Mr. Fletcher has served as Chief Executive Officer of Fletcher Spaght, Inc. (FSI), a strategy consulting organization that he founded. He has served as Managing Director of Fletcher Spaght Ventures, a venture fund, since 2001. Prior to FSI, Mr. Fletcher was a manager at the Boston Consulting Group, a global management consulting firm. Mr. Fletcher was a PhD candidate in International Business at The Wharton School, University of Pennsylvania, during which time he also earned a Master’s Degree in International Finance from Central Michigan University. He received his Masters of Business Administration from Southern Illinois University and prior to that a Bachelor of Business Administration from George Washington University. Mr. Fletcher currently serves as a director of Axcelis Technologies, Inc. From 2005 to 2009, Mr. Fletcher served as a director of Panacos Pharmaceuticals Inc., a public biotechnology company focused on therapeutic solutions for infectious disease; from 1991 until 2011, he served as a director of AutoImmune, Inc., a public biotechnology company that develops orally-administered pharmaceutical products; and from 2011 until 2012, he served as a director of Marina Biotech, a biotechnology company focused on RNAi-based therapeutics. Mr. Fletcher brings strategic insight, leadership and a wealth of experience in healthcare to the Board, both in our core businesses as well as new business opportunities. Additionally, he has experience as a director on other public company boards.

B. Kristine Johnson has served on the Board since May 2012. Ms. Johnson is President of Affinity Capital Management, a venture capital firm that invests in private, U.S. based healthcare companies. She has held this position since 2000. Prior to serving as a consultant to Affinity Capital Management in 1999, she was Senior Vice President and Chief Administrative Officer of Medtronic, Inc. and a member of Medtronic’s Executive Committee. During her 17 years at Medtronic, she also served as President and General Manager of its vascular business and President and General Manager of its tachyarrhythmia management business. Ms. Johnson received her B.A. from St. Olaf College. She currently serves on the board of directors of Piper Jaffray Companies, a leading middle market investment bank and asset management firm, and has been the lead director of that board since 2012. She also is Chair of the Board of Regents of St. Olaf College and serves on the boards of several private entities. Ms. Johnson brings to our Board extensive experience in finance and the healthcare and medical device industry, and she also has experience as a director on other public company boards.

Todd C. Schermerhorn joined the Board in March 2015. Mr. Schermerhorn served as Senior Vice President and Chief Financial Officer of C.R. Bard, Inc., a public, global medical technology company, from 2003 until his retirement in August 2012. Mr. Schermerhorn joined Bard in 1985 as a cost analyst and held various financial positions including Controller of the Vascular Systems Division and Vice President and Controller of the USCI division. In 1996, Mr. Schermerhorn was promoted to Vice President and Group Controller for Bard’s Global Cardiology Unit. He was promoted to Vice President and Treasurer in 1998. Mr. Schermerhorn served on the board of directors of Thoratec Corporation, a public medical device company, from May 2013 until October 2015. Mr. Schermerhorn graduated with a Bachelor of Science degree from the University of Massachusetts Lowell and also holds a Master of Business Administration from Babson College. Mr. Schermerhorn brings significant experience as a chief financial officer at a large market cap, publicly held and leading medical device manufacturer, and extensive experience in various capacities within the financial organization of a public company. He is also able to contribute to our Audit Committee as an “audit committee financial expert” under SEC rules. Additionally, he has experience as a director of another public, medical device company board.

EXECUTIVE OFFICERS

Our current executive officers, their positions and their ages as of March 31, 2016 are as follows:

Name	Age	Office
Scott Drake	48	President and Chief Executive Officer
Stacy McMahan	52	Chief Financial Officer
Shahriar (Shar) Matin	41	Chief Operating Officer
Donna Ford-Serbu	47	Senior Vice President, Sales and Marketing, Lead Management
Udo Scheiner	52	Senior Vice President, International Commercial Operations

Each of our executive officers serves at the discretion of the Board. We are not aware of any family relationships among any of our directors and executive officers.

Scott Drake has served as our Chief Executive Officer and President since August 2011 and as a director since September 2011. Mr. Drake is a nominee for re-election at the Meeting. Prior to joining Spectranetics, Mr. Drake held the position of Senior Vice President, Operations of DaVita, Inc., a leading U.S. provider of kidney care and dialysis, from 2009 to August 2011. Previously, Mr. Drake held several positions of increasing responsibility within various healthcare business units at Covidien, Plc, a global healthcare products company and manufacturer of medical devices and supplies, over a period of 17 years, including the following: (i) from 2006 to 2009, Mr. Drake was Global Business Unit President, Respiratory and Monitoring Solutions; (ii) from 2003 to 2006, he was President, Valleylab (re-named as the Surgical Solutions Group); and (iii) from 2001 to 2003, he was Vice President and General Manager, Critical Care. Prior to 2001, Mr. Drake held several positions in sales and marketing management within various medical device business units at Covidien, Plc. Mr. Drake currently serves as a director of AtriCure, Inc., a public medical device company providing innovative atrial fibrillation (Afib) solutions. Mr. Drake holds a Bachelor of Science degree in business administration from Miami University of Ohio. Mr. Drake’s knowledge of our business, depth of experience with investors, over 20 years of experience in the healthcare industry and strong leadership skills uniquely qualify him as a Board member.

Stacy McMahan has served as our Chief Financial Officer since September 2015. Prior to joining Spectranetics, Ms. McMahan held several positions of increasing responsibility at MSA Safety, Inc., a global industrial company protecting the health and safety of industrial workers, including the following: (i) from 2013 to 2015, Ms. McMahan held the position of Senior Vice President, Chief Financial Officer and Treasurer; and (ii) from 2012 to 2013, Ms. McMahan was Senior Vice President, Finance. Previously, she served over 20 years in the life science industry, most recently as Vice President, Finance for the Customer Channels Group of Thermo Fisher Scientific from 2011 to 2012 where she directed the channel finance function supporting research, safety and healthcare customers and suppliers. Prior to that role, Ms. McMahan served over six years with the Johnson & Johnson family of companies as the Vice President of Finance and CFO for Johnson & Johnson Customer & Logistics Services and Johnson & Johnson Health Care Systems; the World Wide Vice President of Finance and CFO for DePuy Orthopaedics; and Executive Director of Finance for Ethicon Endo-Surgery. Before joining Johnson & Johnson, she progressed through a variety of leadership roles over 16 years with Eli Lilly and Company, including eight years of international experience in Europe and Australia. Ms. McMahan is a graduate of Oklahoma State University, holds a Master of Business Administration from Harvard Business School and is a Certified Management Accountant.

Shahriar (Shar) Matin has served as our Chief Operating Officer since January 2014. Following the closing of the AngioScore and Stellarex acquisitions, Mr. Matin also became the President of our AngioScore subsidiary and leads our drug-coated balloon programs. He served as Senior Vice President, Operations, Business Development and International from January through December 2013. He served as Senior Vice President, Operations, Product Development and International from April 2010 through December 2012. He served as our Vice President, International, since March 2008 and as Managing Director of our wholly-owned subsidiary, Spectranetics International, B.V., since April 2007. From 2006 to March 2007, he held the position of Business Unit Director — Cardiac Rhythm Management for Guidant Corporation, now owned by Boston Scientific Corporation, in China. During 2005 and 2006, he was the General Manager — Southeast Asia and Pakistan for Guidant Corporation. From 1997 to 2004, Mr. Matin held clinical sales, project management, and manufacturing engineering positions at Guidant Corporation, which included assignments in the United States, Japan and Ireland. Mr. Matin currently serves on the Board of the Fitzsimons Redevelopment Authority in Aurora, Colorado. Mr. Matin received his Bachelor of Science degree in Mechanical Engineering, with honors, from the University of California, Berkeley, and his Master of Business Administration from Harvard Business School.

Donna Ford-Serbu has served as our Senior Vice President, Sales and Marketing, Lead Management, since September 2013. From January through August 2013, she served as our Senior Vice President, Global Marketing,

Strategy and Portfolio and from October 2011 until December 2012, she served as our Vice President, Global Marketing, Strategy and Portfolio. Prior to joining Spectranetics, Ms. Ford-Serbu held various positions at Covidien from 1998 until October 2011. She held the position of Vice President, Global Marketing Patient Monitoring at Covidien from March 2008 until October 2011. In this role, she oversaw the global marketing function for the patient monitoring business that represents over half of the revenue in Covidien’s Respiratory and Monitoring Solutions division. During her tenure as Vice President, Global Marketing Patient Monitoring, Ms. Ford-Serbu drove efforts to transform the business from one focused solely on pulse oximetry to a broad monitoring platform with respiratory function and end organ perfusion monitoring. She led teams to improve the innovation pipeline and served as the integration lead for Covidien’s $250 million acquisition of Aspect Medical in 2008 and commercial integration lead for the Somanetics acquisition in 2010. These efforts resulted in 32% growth of Covidien’s patient monitoring business in three years. Prior to her role in the Respiratory and Monitoring Solutions division, Ms. Ford-Serbu spent 10 years at the Energy-based Devices division at Covidien, holding positions of increasing responsibility in the areas of sales and marketing management, business development, and strategy and portfolio across the Electrosurgery, LigaSure and Interventional Oncology business lines. During her time as Business Director for the Interventional Oncology business, Donna led the integration of the Vivant Medical acquisition in 2005. Ms. Ford-Serbu holds a Master of Business Administration from the University of Rochester, and a Bachelor of Science degree from the University of Colorado.

Udo Scheiner has served as our Senior Vice President of International Commercial Operations since March 2016. Prior to joining Spectranetics, from 2012 to 2016, Mr. Scheiner led commercial operations as Divisional Vice President for Europe, the Middle East and Africa at Abbott Vascular, a medical device company that is a division of Abbott Laboratories. From 2006 to 2012, Mr. Scheiner held several senior leadership positions at Boston Scientific, a global medical device company, where he was promoted to Regional Vice President of the Asia Pacific market in 2009. From 1994 to 2005, Mr. Scheiner served in several sales and marketing roles with increasing scope and responsibility at Guidant Corporation in Europe. Mr. Scheiner is a former board member and chair of the Cardiovascular Sector Group at Eucomed, the European Medical Device Industry Association. He earned a Bachelor of Science in Business Management and Engineering from Technical College in Germany, Würzburg-Schweinfurt.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) provides information about the 2015 compensation program for the Company's named executive officers (“NEOs”), whose compensation is detailed in the 2015 Summary Compensation Table below and the other executive compensation tables and narratives contained in this Proxy Statement. The following executive officers were the Company’s NEOs for 2015:

Named Executive Officer	Title
Scott Drake	President and Chief Executive Officer
Stacy McMahan	Chief Financial Officer (1)
Guy A. Childs	Former Chief Financial Officer (1)
Shahriar Matin	Chief Operating Officer
Kimberly M. Bridges	Senior Vice President, Sales and Marketing, Vascular Intervention (2)
Donna Ford-Serbu	Senior Vice President, Sales and Marketing, Lead Management

(1)	Ms. McMahan joined the Company effective September 28, 2015, replacing Mr. Childs, who remained with the Company as Vice President, Finance.

(2)	Ms. Bridges resigned from the Company effective February 26, 2016.

2015 Company Performance Highlights

We achieved a number of significant business objectives in 2015. These include:

•	Consolidated revenue increase of 20% relative to 2014, with Vascular Intervention revenue growth of 36%.

•	International revenue increased by 17% on a constant currency basis. (1)

•	Acquisition of the Stellarex™ drug-coated balloon (“DCB”) platform from Covidien Inc.

•	FDA 510(k) clearance of our Turbo-Power™ laser atherectomy catheter, a next generation in-stent restenosis solution.

(1)
International revenue on a constant currency basis is a non-GAAP financial measure. For a discussion and reconciliation of international revenue on a constant currency basis to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), see “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2015.

2015 Executive Compensation Summary

We did not make any significant changes to our compensation program in 2015.

•	In 2015, 98% of our stockholders supported our compensation programs and executive pay, as indicated by the say-on-pay vote.

•	Our compensation programs demonstrated a strong connection between pay and performance, which was highlighted in proxy advisor reports.

•	Equity grants to NEOs were below market median due to the front-loaded performance stock unit (“PSU”) grants made in 2014.

•
Minor adjustments were made to the Company’s compensation philosophy and Compensation Committee charter to ensure they continue to meet the needs of the Company and align with good governance practices.

NEOs did not receive an annual cash incentive award for 2015 performance because the revenue threshold was not achieved.

Executive Compensation Philosophy and Objectives

The primary goal of our executive compensation program is to attract, motivate, retain and reward leaders who create long-term value for our stockholders by paying them competitively, consistent with our success and their contributions to that success. This goal affects the compensation elements we use and our compensation decisions. Our compensation program rewards sustained financial and operating performance and leadership excellence, and motivates executives to remain for long and productive careers.

The Compensation Committee believes that compensation paid to the NEOs should be closely aligned with our performance on both a short-term and long-term basis and linked to specific, measurable results intended to create value for stockholders. We set goals designed to link each NEO’s compensation to our performance and attainment of those other factors. Our cash compensation programs incorporate achievement of near-term corporate objectives and individual employee performance. Consistent with our performance-based philosophy, we provide compensation to our NEOs that includes the potential for a significant variable cash incentive-based component, besides base salary. We have established an equity award program to reward NEOs based on their achievement of corporate financial objectives and increase in total stockholder return.

In establishing compensation for the NEOs, the Compensation Committee seeks to:

•	Align NEO compensation with our corporate strategies, business objectives and the long-term interests of our stockholders;

•
Incentivize NEOs to achieve key strategic, financial and operational performance measures by linking annual and long-term compensation incentives to the achievement of performance goals in these areas;

•
Reinforce NEOs’ incentive to increase our stock price and maximize long-term, sustainable stockholder value, and promote their retention, by providing the largest amount of total compensation opportunities in the form of equity;

•	Support our performance-based philosophy and culture;

•	Continue to attract and retain individuals of superior ability and managerial talent; and

•	Focus on employee retention through our long-term equity programs.

Adoption of Best Practices and Risk Management

We have adopted certain compensation “best practices,” which support our executive compensation objectives, benefit our stockholders and are designed to discourage unnecessary or excessive risk taking behavior by our employees, including our NEOs:

•	Pay for performance. NEO performance-based compensation and payments are based on pre-determined, measurable performance objectives approved by the Compensation Committee.

•	Incentive caps. Caps are imposed on the maximum incentives that can be awarded to NEOs.

•
Equity-based pay. A significant portion of our NEOs’ compensation is in the form of equity awards that emphasize long-term value creation. For 2015, between 49% and 66% of target total direct compensation for our NEOs was paid in equity awards, assuming the full grant date fair value for RSUs and assuming one-third of the grant date fair value for front-loaded PSUs granted in 2014 (the “2014 PSUs”), which represents annualized target total direct compensation. The 2014 PSUs are referred to as “front-loaded” because the Compensation Committee made, in a single award, multi-year PSU grants that the Compensation Committee anticipated would have been granted to the NEOs over the next three years.

•
At-risk pay. A significant portion of our NEOs’ compensation is “performance-based” or “at-risk.” In 2015, between 44% and 58% of target total direct compensation for our NEOs was performance-based or “at-risk,” assuming the full grant date fair value for RSUs and assuming one-third of the grant date fair value for the front-loaded 2014 PSUs.

•
Significant vesting periods. PSU awards earned by NEOs vest 75% upon completion of the three-year performance period and 25% one year after the performance period. RSU awards granted to NEOs generally vest over a four-year period.

•	Mix of incentives. A balance of short-term and long-term incentives is created through a mix of variable cash compensation awards and long-term equity awards.

•
Median compensation targets. We do not target direct compensation (base salary, annual variable incentive compensation and long-term incentive compensation) at a specific market percentile. NEO target total direct compensation is positioned at competitive market levels. We assess market competitiveness by considering a range of compensation between market median and the 75th percentile. Pay positioning may vary by individual based on role, experience, performance, criticality and other factors.

•
Stock ownership guidelines. To align the interests of management and stockholders, our NEOs are required over time to hold common stock or RSUs with a value equal to their annual salary (and with the CEO, three times his or her annual salary).

•
Engagement of an independent compensation consultant. Our Compensation Committee engages an independent compensation consultant, which provides no other services to the Company, to advise on executive and non-employee director compensation matters. The Compensation Committee has the exclusive authority to retain or terminate the compensation consultant.

•
Clawback policy. Under the terms of our Amended 2006 Plan and equity award agreements, we may recover incentive compensation paid to any executive pursuant to any compensation recovery policy adopted by the Board or the Compensation Committee, including in response to any requirements under the Exchange Act or any other applicable law or stock exchange listing standards.

•	No tax gross-ups. Our severance agreements with the NEOs do not contain any excise tax gross-ups.

•	No hedging or pledging. Our Corporate Governance Guidelines prohibit hedging transactions and pledging of our stock by our directors, officers and employees.

•
Use and updating of peer group companies. Our Compensation Committee uses a clearly defined set of peer group companies to aid it in setting and structuring compensation for our NEOs, which, in consultation with its compensation consultant, it periodically updates to reflect changes in the revenues, market capitalization, and business of us and our peers. Our peer group comprises 15 similarly sized publicly traded companies in the medical device industry.

Consideration of Say-on-Pay Vote Results

At our annual meeting of stockholders held on June 12, 2015, approximately 98% of votes cast (which excludes broker non-votes) voted in favor of the proposal to approve an advisory resolution regarding the 2014 compensation program for our NEOs (“say-on-pay” vote). The Compensation Committee believes this result indicates a vast majority of our stockholders are satisfied with our executive compensation policies and decisions, and our executive compensation program aligns the interests of our NEOs with the interests of our stockholders. The Compensation Committee considered the results of the 2015 say-on-pay vote in its overall evaluation of our compensation program, but such results did not impact the Compensation Committee’s decisions regarding determining executive compensation for 2015. We will continue to consider the outcome of our say-on-pay vote results when determining future compensation policies and pay levels for our NEOs.

Determination of Compensation

Role of the Compensation Committee

The Compensation Committee has the primary authority to determine compensation for our NEOs. The Compensation Committee generally determines (i) base compensation for the NEOs for each fiscal year in the first quarter of such year and (ii) incentive compensation payments for the NEOs for each fiscal year in the first quarter following such year. The Compensation Committee considers the following in determining NEO compensation:

•
Competitive practices and the amounts and nature of compensation paid to executive officers of similarly sized companies in the medical device industry, the proportionate share of compensation related to base salary and incentive cash compensation categorized by quartiles, and the job responsibilities of the executive positions included in market surveys.

•	The CEO’s evaluation and recommendation of each NEO, excluding himself, to the Compensation Committee regarding compensation and performance.

•
For the compensation of the CEO, the Chairman of the Board completes a performance evaluation of the CEO after consultation with other board members. The Compensation Committee utilizes the review as a data point to establish compensation for the next calendar year.

Role of the Compensation Consultant

In 2015, the Compensation Committee initially retained the services of Pearl Meyer & Partners (“PM&P”), an independent executive compensation consulting firm, as its independent compensation consultant. PM&P did not provide any other services to the Company and worked with the Company’s management, as directed by the Compensation Committee, only on matters for which the Compensation Committee is responsible. The Compensation Committee assessed the independence of PM&P pursuant to SEC and NASDAQ rules and concluded that no conflict of interest existed that would prevent PM&P from serving as an independent compensation consultant to the Compensation Committee.

In June 2015, the Compensation Committee selected Willis Towers Watson to replace PM&P as the independent compensation consultant. Willis Towers Watson did not provide any other services to the Company in 2015 and worked with the Company’s management, as directed by the Compensation Committee. As part of the selection process, the Committee assessed and confirmed Willis Towers Watson’s independence pursuant to SEC and NASDAQ rules and concluded that no conflict of interest existed.

Use of Peer Group and Other Market Data

An important component of setting and structuring compensation for our NEOs compares the total compensation of our NEOs with the compensation packages offered by other similarly-sized publicly traded companies in the medical device industry. During 2015, Willis Towers Watson collaborated with the Compensation Committee to establish a peer group of medical device industry peers (the “Peer Group”) that was used in developing a market reference point for assessing the competitiveness of NEO compensation. The Peer Group comprised 15 publicly traded companies in the medical device industry, with median annual revenue of $230 million as of each company’s most recent fiscal year end and a median market cap of $916 million as of July 1, 2015. In 2015, the Compensation Committee used the Peer Group market data compiled by Willis Towers Watson from proxy statements and data from the 2015 Radford Global Life Sciences Compensation Survey to assess the competitiveness of NEO compensation for base salary, annual incentive opportunity, target total cash compensation, long-term incentives, and target total direct compensation.

The 2015 Peer Group included the following 15 companies:

ABIOMED, Inc. (ABMD)	HeartWare International, Inc. (HTWR)
Alphatec Holdings, Inc. (ATEC)	Insulet, Corp. (PODD)
AngioDynamics, Inc. (ANGO)	LDR Holding, Corp. (LDRH)
AtriCure, Inc. (ATRC)	Merit Medical Systems, Inc. (MMSI)
Cardiovascular Systems, Inc. (CSII)	NxStage Medical, Inc. (NXTM)
Cryolife, Inc. (CRY)	Orthofix International N.V. (OFIX)
Dexcom, Inc. (DXCM)	Vascular Solutions, Inc. (VASC)
Endologix, Inc. (ELGX)

Actual pay for each NEO is strongly influenced by the performance of the executive over time and the Company’s annual performance. We strongly believe in retaining the best talent among our senior executive management team, which we believe creates value for our stockholders. We target the aggregate value of our total compensation for our NEOs to be competitive with the Peer Group market data.

Elements of 2015 Executive Compensation

In 2015, the Company's compensation program consisted of the following key components:

•	Base salary;

•	Short-term performance-based cash incentive compensation;

•	Long-term equity-based incentive compensation, in the form of PSUs and RSUs;

•	Other compensation benefits, such as health and welfare benefits made generally available to our other employees, limited perquisites, and severance and change in control arrangements.

The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, one objective of the Compensation Committee is to make a greater percentage of an NEO’s compensation performance-based, and therefore at-risk, because the NEOs’ positions and increased responsibility significantly influence Company performance and, as a result, the NEOs should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if objectives are met or surpassed, consistent with our pay for performance philosophy.

As part of the annual compensation review, the Compensation Committee reviews each NEO’s target total direct compensation relative to market. Of the components listed above, target total direct compensation consists of base salary, target value of short-term performance-based cash incentive compensation and the grant date fair value of RSUs and one-third of the front-loaded 2014 PSUs. Actual total direct compensation can vary by year, based on the actual performance-based cash and equity incentive compensation earned.

The overall mix of base salaries, annual target cash incentives under the Short-Term Performance-Based Cash Incentive Program, and equity awards under our long-term equity incentive program as a percentage of total compensation for our CEO and the other NEOs as a group for 2015 is provided below. The value of the RSUs and one-third of the front-loaded 2014 PSUs represented is based on the grant date fair value of such awards.
(1) Ms. McMahan is excluded from the NEO chart because she began her employment late in 2015.

Supplemental Compensation Table vs. Summary Compensation Table

In our 2015 proxy statement, due to the front-loaded 2014 PSU awards granted to the NEOs, we provided a Supplemental Compensation Table showing the annualized grant date fair value of target total direct compensation to the NEOs, which included one-third of the PSU grant date fair value for comparison against Summary Compensation Table values. Since the 2014 PSU performance period is still ongoing, we are providing the Supplemental Compensation Table below for 2015 NEO compensation, which includes the grant date fair value of the RSUs granted in 2015 and one-third of the 2014 PSUs. The Compensation Committee continues to use annualized compensation for assessing the competitiveness of NEO compensation, since the 2014 PSUs were front-loaded with the understanding that no new PSU awards would be granted until after the end of the 2014 PSU performance period. The Supplemental Compensation Table does not comply with SEC rules for the Summary Compensation Table. Stockholders should not view this supplemental table as a substitute for the Summary Compensation Table and should review this supplemental table together with the Summary Compensation Table and the other compensation tables and discussion contained herein.

Supplemental Compensation Table for 2015

		Stock Awards		Non-Equity Incentive Plan Compensation
Named Executive Officer	Salary	Annual RSUs	2015 Portion of PSUs (1)		All Other Compensation	2015 Annualized Total	Total 2015 Compensation Reported in Summary Compensation Table
Scott Drake	$654,231	$750,014	$1,463,867	$—	$7,950	$2,876,062	$1,412,195
Stacy McMahan (2)	—	—	—	—	—	—	—
Guy A. Childs	351,000	150,019	359,604	—	5,495	866,118	506,514
Shahriar Matin	363,115	450,003	276,060	—	7,769	1,096,947	820,887
Kimberly M. Bridges	291,409	135,004	203,404	—	—	629,817	426,413
Donna Ford-Serbu	288,290	120,015	203,404		7,950	619,659	416,255

(1)
Represents the grant date fair value of the 2014 PSUs, divided by the three-year performance period. During 2015, PSUs were granted to Ms. McMahan upon commencement of her employment with us, based on established performance metrics and terms that are the same as the awards granted to our other executive officers in 2014.

(2)	Upon commencement of her employment, Ms. McMahan was granted PSUs and stock options with grant date fair values of $309,369 and $172,676, respectively.

Base Salary

We generally provide our NEOs with a base salary that is near market median, but will vary by individual based on a number of factors including but not limited to: performance, experience, tenure in role, and strategic importance. In 2015, the Compensation Committee also solicited input from the CEO as part of evaluating each NEO. The Compensation Committee assessed the individual performance of each NEO and the CEO’s proposed base salaries for each (other than himself). As part of evaluating NEO base salaries in 2015, the Compensation Committee also solicited feedback from other Board members.  Based on evaluation of market data, Mr. Drake did not receive a base salary increase in 2015. Mr. Childs also did not receive a base salary increase in 2015. Mr. Matin received a base salary increase of 15.7% to reward for performance and better align his salary with market median. Ms. Bridges and Ms. Ford-Serbu received base salary adjustments of 8.3% and 5.0%, respectively. Ms. McMahan did not receive a base salary increase in 2015 because she joined the Company in September 2015.

The following table shows the base salaries for our NEOs as of December 31, 2014 and 2015 and the percentage increases between periods, if any:

	December 31,		Percent
	2014	2015	Change
Scott Drake	$630,000	$630,000	—%
Stacy McMahan	—	435,000	—%
Guy A. Childs	338,000	338,000	—%
Shahriar Matin	324,000	375,000	15.7%
Kimberly M. Bridges	260,000	281,658	8.3%
Donna Ford-Serbu	265,000	278,250	5.0%

Short-Term Performance-Based Cash Incentive Program (“Performance Bonus Plan”)

We structure our compensation programs to reward NEOs based on our performance and the individual executive’s contribution to that performance. NEOs receive performance-based cash incentive compensation (i.e. short-term incentive compensation) if certain specified corporate performance measures are achieved.

The Performance Bonus Plan comprises a variable cash component with threshold, target and maximum payouts based on the achievement of certain performance targets approved by the Compensation Committee at the beginning of each year. The incentive opportunities for each of the NEOs range from 0% for performance below the threshold level to a maximum of 200% of target. In January 2015, the Compensation Committee determined the incentive targets, as a percentage of base salary, for each NEO. After reviewing market data as well as considering each NEO’s performance, the Compensation Committee increased Mr. Matin’s incentive target from 50% to 60% of his base salary in June 2015. Upon commencement of her employment in September 2015, Ms. McMahan’s incentive target was set at 65% of base salary. The incentive target for each NEO and the threshold, target and maximum annual incentive opportunity for each NEO under the 2015 Performance Bonus Plan are in the table below.

Named Executive Officer	Incentive Target (% of Base Salary)	Threshold	Target	Maximum
Scott Drake	75%	$236,250	$472,500	$945,000
Stacy McMahan (1)	65%	—	—	—
Guy A. Childs	50%	84,500	169,000	338,000
Shahriar Matin (2)	60%	98,345	196,690	393,379
Kimberly M. Bridges	50%	70,415	140,829	281,658
Donna Ford-Serbu	50%	69,563	139,125	278,250

(1)	Ms. McMahan’s annual incentive target set at the commencement of her employment was 65% of base salary.

(2)	In June 2015, Mr. Matin’s annual incentive target was increased from 50% to 60% of base salary.

In January 2015, the Compensation Committee and the Board approved the Performance Bonus Plan performance objectives and weights as follows:

Objective	Weighting
Total Revenue	40%
Operating Income (Loss)	10%
Gross Margin	20%
New Product Revenue	10%
Submission of CE Mark for AngioSculpt	10%
Completion of Patient Enrollment in ILLUMENATE U.S. IDE Study	10%

The achievement of the performance objectives was assessed according to metrics expressed in terms of threshold, target and maximum goals. Each objective is measured separately, and payouts are earned and payable under the Performance Bonus Plan provisions based on the separate achievement of the objectives.

In February 2016, the Compensation Committee and the Board determined the following as it related to Company performance against the objectives in the 2015 Performance Bonus Plan, which established the cash bonuses earned by each of the NEOs under the plan in 2015:

Objective	Achievement of Goals	% Achievement of Goals	Weighting	% Weighted Achievement of Goals
Total Revenue	Below Threshold	—%	40%	—%
Operating Income (Loss) (1)	Above Target, Below Maximum	180%	10%	18%
Gross Margin	Above Target, Below Maximum	120%	20%	24%
New Product Revenue	Above Threshold, Below Target	70%	10%	7%
Submission of CE Mark for AngioSculpt	At Maximum	200%	10%	20%
Completion of Patient Enrollment in ILLUMENATE U.S. IDE Study	Above Target, Below Maximum	160%	10%	16%

(1)	Excludes costs for certain special items pre-approved by the Compensation Committee

Incentive amounts to be paid to NEOs under the Performance Bonus Plan may be reduced but not increased by the Compensation Committee in its sole discretion. No such adjustments were made for NEOs in 2015. Payments under the Performance Bonus Plan are contingent upon continued employment, although bonus payments may be paid pursuant to the terms of severance agreements or in the event of death, disability, or other equitable circumstances based on actual performance compared to the targeted performance measures for each objective.

In order for an NEO to earn any annual cash incentive under the terms of the 2015 Performance Bonus Plan, total revenue must meet a threshold amount. During 2015, the NEOs did not receive a performance-based payout because the revenue threshold amount was not achieved.

Long-Term Equity Incentive Program

We believe that equity ownership ties an NEO’s compensation to the performance of our stock and creates an incentive for sustained growth. Historically, equity awards to our NEOs have consisted of annual grants of time-vested RSUs and stock options. In 2014, after considering current market practice, peer group data and advice from PM&P, the Compensation Committee modified the Company’s long-term equity incentive program to provide for grants of PSUs. The Compensation Committee introduced PSUs as an element of the equity award mix in order to reward the NEOs’ performance as measured against our long-term financial results, make a larger portion of the NEOs’ total compensation “at risk” and retain and motivate talented executive officers. The Compensation Committee believes that granting both PSUs and RSUs to the NEOs provides an appropriate mix of performance-based and time-based equity awards that is consistent with current market practice and serves to retain and motivate the NEOs. In June 2014, the Compensation Committee granted our NEOs a combination of PSUs and RSUs. Since the PSU grant was front-loaded, the NEOs’ 2015 equity grant consisted solely of RSUs, except for a PSU grant to Ms. McMahan upon the commencement of her employment with the Company to align her with the other NEOs.

Performance Stock Units

The Compensation Committee granted PSUs under the Amended 2006 Plan to the NEOs (other than Ms. McMahan) in June 2014 and to Ms. McMahan in September 2015. In order to align her compensation with that of the other NEOs, the PSUs granted to Ms. McMahan in 2015 have the same terms as the 2014 PSUs. The PSUs represent the right to receive a share of our common stock if certain performance goals are achieved in a specified time period. The performance period for the PSUs awarded to the NEOs is from January 1, 2014 through December 31, 2016. The primary performance metric for the PSUs is the Company’s three-year revenue compound annual growth rate (“CAGR”) and the secondary performance metric is Adjusted EBITDA Margin. Adjusted EBITDA

Margin means the Company’s net income, less net interest income, plus income tax expense, depreciation, amortization and contingent consideration, plus or minus any special items preapproved by the Compensation Committee, divided by revenue. For the PSUs granted in 2014 and 2015, Adjusted EBITDA Margin will be measured for the year ended December 31, 2016. The Compensation Committee selected revenue growth as the primary performance metric for the PSUs because the Compensation Committee believes that revenue growth is a key driver of stockholder value and earnings growth over time. The Company’s Adjusted EBITDA Margin was selected as the secondary performance metric for the PSUs because we believe it is the most relevant profitability metric for a company at our stage of growth.

The number of PSUs that vest and convert to shares of common stock can range from 0% to 250% of the number of PSUs awarded depending on the Company’s performance during the performance period. The Compensation Committee has assigned target, threshold and maximum values to the performance metrics. The threshold levels of both the revenue growth and the Adjusted EBITDA Margin performance metrics must be met in order for any shares to be issued under the PSU awards. The Compensation Committee will determine the number of PSUs earned as of the last day of the performance period by (i) measuring the revenue growth of the Company as specified in the PSU awards, which may correspond to a payout in shares of the Company’s common stock at a rate of 0% to 200% of target, and (ii) then applying the Adjusted EBITDA Margin multiplier, which may increase the PSU award by up to 25% or decrease the PSU award by up to 20%. Performance achievement between the threshold, target and maximum levels will be determined using straight line interpolation. The Compensation Committee will make a determination of the final payouts under the PSU awards in the first quarter of the year following the end of the performance period. The Compensation Committee may adjust targets or awards to account for unusual events, such as extraordinary transactions, asset purchases and dispositions, and mergers and acquisitions.

PSUs earned by each NEO vest 75% at the end of the three-year performance period on December 31, 2016 and the remaining 25% of the PSUs for each NEO vest on December 31, 2017. However, if the Company makes an acquisition during the third year of the performance period and such acquisition results in Adjusted EBITDA margin performance below the threshold level during the year following the completion of the performance period, then the remaining 25% of the 2014 PSUs will be forfeited. When the PSUs are earned and vested, they will be converted into shares of our common stock, subject to withholding for tax purposes.

Restricted Stock Units

During June 2015, we granted RSUs to our NEOs. The RSUs vest in four equal annual installments on the first, second, third and fourth anniversaries of the date of grant and will be settled in shares of common stock.

Determination of Equity Awards for 2015

Historically, we have granted equity awards to our NEOs annually, at a level the Compensation Committee considered to be competitive with market practice and in an amount consistent with both the performance of the Company and the NEO. During 2015, the Compensation Committee granted our NEOs long-term equity awards of time-vested RSUs (except for Ms. McMahan, who received PSUs and stock options upon commencement of her employment).

The table below shows the number and grant date fair value of the RSUs awarded to the NEOs in 2015 under our long-term equity incentive program.

	RSUs
Named Executive Officer	Number of RSUs	Grant Value (1)
Scott Drake	28,122	$750,014
Stacy McMahan (2)	—	—
Guy A. Childs	5,625	150,019
Shahriar Matin	16,873	450,003
Kimberly M. Bridges	5,062	135,004
Donna Ford-Serbu	4,500	120,015

(1)	The grant date fair value was calculated based on our stock price of $26.67 per share as of the date of grant of the RSUs on June 11, 2015.

(2)
Upon commencement of her employment, Ms. McMahan was granted 33,359 stock options with a grant date fair value of $172,676 and 26,240 PSUs with a grant date fair value of $309,370. The grant date fair value of both grants was calculated based on our stock price of $11.79 per share on September 30, 2015.

Stock Option Awards

The Compensation Committee granted stock options to the executive officers in prior years but did not grant stock options to the executive officers in 2015, with the exception of Ms. McMahan in connection with commencement of her employment with us, consistent with its decision to increase long-term performance- based compensation through the use of PSUs. The Compensation Committee may continue to grant stock options to executive officers upon commencement of employment with the Company based upon several factors, including, among others, the executive’s responsibilities, experience and the value of the stock option at the time of grant.

Severance and Change in Control Agreements

We believe that providing our executives with specified benefits in the event of a termination of employment by us without “cause” or in the event of a “constructive termination” is consistent with competitive practices, helps us retain executives and maintain leadership stability. On January 6, 2015, we entered into Severance Agreements with each of the NEOs (other than Ms. McMahan) and certain other officers (the “Severance Agreements”). On March 28, 2016, we entered into a Severance Agreement with Ms. McMahan. The Severance Agreements replace and supersede all prior agreements with the NEOs related to severance benefits. Under the Severance Agreement for Mr. Drake, if Mr. Drake has a Qualifying Termination (as defined in the Severance Agreement), which is a termination of an executive’s employment by us without Cause (as defined in the Severance Agreement) or by the executive for Good Reason (as defined in the Severance Agreement), we will pay Mr. Drake a lump-sum cash payment (unless otherwise required under Section 409A of the Internal Revenue Code (the “Code”)) in an amount equal to two times his base salary in effect on the date of the Qualifying Termination. If Mr. Drake has a Qualifying Termination that occurs within a Change in Control Period (as defined in the Severance Agreement), which includes the 18-month period following a Change in Control (as defined in the Severance Agreement) and, in certain cases, the six-month period prior to a Change in Control, we will pay Mr. Drake (i) a lump-sum cash payment (unless otherwise required under Section 409A of the Code) in an amount equal to two times his base salary in effect on the date of the Qualifying Termination, and (ii) a lump-sum cash payment in an amount equal to his target annual cash bonus for the year in which the Qualifying Termination occurs.

Under the Severance Agreements for Mr. Childs and Mr. Matin, if the executive has a Qualifying Termination, we will pay such executive a lump-sum cash payment (unless otherwise required under Section 409A of the Code) in an amount equal to (i) his base salary in effect on the date of the Qualifying Termination and (ii) his target annual cash bonus for the year in which the Qualifying Termination occurs.

Ms. McMahan, Ms. Bridges and Ms. Ford-Serbu each entered into our standard form of Severance Agreement for executive officers (the “Standard Severance Agreement”). Under the Standard Severance Agreement, if an executive has a Qualifying Termination, we will pay such executive a lump-sum cash payment (unless otherwise required under Section 409A of the Code) in an amount equal to his or her base salary in effect on the date of the Qualifying Termination. Under the Standard Severance Agreement, if an executive has a Qualifying Termination that occurs within a Change in Control Period, we will pay such executive officer (i) a lump-sum cash payment (unless otherwise required under Section 409A of the Code) in an amount equal to his or her base salary in effect on the date of the Qualifying Termination, and (ii) a lump-sum cash payment in an amount equal to his or her target annual cash bonus for the year in which the Qualifying Termination occurs. Each new executive officer hired by us generally enters into the Standard Severance Agreement once such executive officer has been employed by us for six months. We expect that Mr. Scheiner will enter into a Standard Severance Agreement.

All of the Severance Agreements provide that we will pay premium costs for health care coverage under COBRA for an executive through the earliest of (i) one year following the Qualifying Termination, (ii) the date that the executive becomes eligible for medical insurance coverage provided by another employer and (iii) the date that the executive is no longer eligible to receive such coverage under applicable law. Each Severance Agreement provides that, if severance payments provided to the executive would constitute “parachute payments” within the meaning of Section 280G of the Code, the payments will be reduced in order to avoid imposition of an excise tax under the Code only if the net after-tax amount of such parachute payment to the executive is less than 10% more than the net after-tax amount to such executive if such severance payments are reduced. In addition, each Severance Agreement is intended to comply with Section 409A of the Code.

The executive’s right to receive these severance payments is conditioned on his or her execution and non-revocation of a general release of claims in our favor. The Severance Agreements also provide that, during an executive’s employment with us and for one year following the termination of the executive’s employment, the executive will not compete with us or solicit our employees and customers, as set forth in the Severance Agreement. In addition, under the Severance Agreements, an executive is prohibited from making disparaging statements about us during such executive’s employment and following the termination of such employment.

Other Elements of Compensation and Perquisites

Medical Insurance.  We provide to each NEO, and the NEO’s spouse and children, health, dental and optical insurance, subject to their enrollment in those plans and payment of certain contributions from the NEO towards the costs of medical insurance. NEOs are eligible to participate in these plans on the same basis as our other employees.

Perquisites.   We do not provide our NEOs with any significant perquisites. We have on occasion paid directly or reimbursed relocation expenses for NEOs or, in the case of our Chief Executive Officer until 2013, provided a transportation benefit in the form of a car service in lieu of relocation. During 2015, Ms. McMahan received relocation benefits in connection with the commencement of her employment.

Compensation Policies

Stock Ownership Policy. We have had stock ownership guidelines since 2008. It is our policy that all directors and officers should have a significant financial stake in us. To that end, non-employee directors must own our stock as a condition to continuing membership on the Board. Within three years of the anniversary of the earlier of the date on which a director is first appointed or elected to the Board, each director must own that number of shares of our common stock equal in value to three times the annual base cash retainer for service as a director, and thereafter each director must maintain that level of stock ownership throughout his or her tenure as a director.

For our officers, within four years of the anniversary of the date on which an officer is first appointed, (i) the Chief Executive Officer must own that number of shares of our common stock equal in value to three times his or her annual salary, (ii) each executive officer (other than the Chief Executive Officer) must own that number of shares of our common stock equal in value to at least his or her annual salary, and (iii) each non-executive officer must own that number of shares of our common stock equal in value to at least 50% of his or her annual salary. Thereafter, each officer must maintain that level of stock ownership throughout his or her tenure as an officer.

To satisfy these obligations, unless otherwise determined by the Compensation Committee, “annual salary” is the initial salary when any officer becomes subject to this policy, and “annual base cash retainer” is the retainer when the director joins the board. Shares held directly or in trust for the benefit of the officer or director or his or her immediate family member, and shares underlying RSUs or restricted stock awards subject to time vesting, or any combination, may be included in the aggregate number of shares held by a director or officer. Shares underlying stock options and PSUs are not included in the calculations.

Timing of Stock Option Grants. It has been our long-standing practice to set the exercise price for stock options at the closing trading price for our common stock on the date of grant. The Compensation Committee has the sole authority to make stock option grants to all executive officers. The Compensation Committee meets regularly and the grant date is established based on the date of Compensation Committee approval at these meetings. In 2013, the Compensation Committee delegated to any two of the CEO, CFO or Senior Vice President of Global Human Resources the review and approval of option grants to non-executive officer new hires and to non-executive officer employees following his or her promotion, within certain pre-determined guidelines. The per share exercise price of each stock option granted under these delegations of authority is the fair market value of a share of common stock on the last trading day of the month in which a new hire or promotion occurs.

Hedging and Pledging. Our Corporate Governance Guidelines contain restrictions on equity transactions, including no cash buyout of underwater options and prohibitions on hedging transactions and pledging of our stock by our directors, officers and employees.

Clawback Policy. Under the terms of our Amended 2006 Plan and equity award agreements, equity awards may be subject to forfeiture, recovery by us or any other action pursuant to any compensation recovery policy adopted by the Board or the Compensation Committee, including in response to any requirements under the Exchange Act or any other applicable law or stock exchange listing standards.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation.  Section 162(m) of the Code limits the deductibility of compensation paid to a public company’s Chief Executive Officer and three other most highly compensated executive officers employed at the end of the year (other than the Chief Financial Officer). To qualify for deductibility under Section 162(m), compensation over $1,000,000 paid to these executive officers during any fiscal year generally must be “performance-based” compensation as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals approved by our stockholders, and the committee of our Board that establishes and certifies the attainment of such goals consists only of “outside directors.” All members of our Compensation Committee qualify as outside directors.

The Compensation Committee’s policy takes into account Section 162(m) of the Code in establishing the compensation of our executive officers to preserve deductibility to the greatest extent possible. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of, and changes in, applicable tax laws and regulations and other factors beyond our control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. The Compensation Committee may therefore award compensation to our executive officers that is not fully deductible if it determines such compensation is consistent with our compensation philosophy and is in our and our stockholders’ best interests.

Internal Revenue Code Section 409A.  The Compensation Committee also endeavors to structure executive officers’ compensation to be either compliant with, or exempt from, Code Section 409A, which provisions may impose significant additional taxes on non-conforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments).

Accounting.   Accounting principles generally accepted in the United States of America require us to recognize an expense for the fair value of equity-based compensation awards, and we account for grants of awards under our Amended 2006 Plan accordingly. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially for decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on the Compensation Committee’s review of, and the discussions with management regarding, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Compensation Committee members:

Daniel A. Pelak, Chairman
B. Kristine Johnson
Joseph M. Ruggio, M.D.

COMPENSATION RISK MANAGEMENT

Our overall compensation program is designed to provide all employees, including our named executive officers, with a mix of incentive plans that focus on long-term and short-term financial and operational performance to align their interests with those of our stockholders without encouraging unnecessary or excessive risks. The following elements of the program are designed to discourage such risk-taking behavior: (i) our executive officers receive performance-based compensation, and payments under the annual incentive-based bonus plan for our executive officers are based on pre-determined performance objectives approved by the Compensation Committee, (ii) we impose caps on the maximum incentive bonuses that may be awarded to an executive officer, (iii) long-term equity awards emphasize long-term value creation and generally vest over a four-year period, (iv) we create a balance of short-term and long-term incentives through a mix of annual cash bonus awards and long-term equity awards, (v) we generally set compensation program targets that are at or above the market median for our Peer Group, and (vi) to align the interests of our management and stockholders, our executive officers are required over time to hold common stock with a value equal to their annual salary (and with the CEO, three times his or her annual salary).

We believe that our compensation program appropriately balances risks and the achievement of long-term and short-term goals, and that it is not reasonably likely to have a material adverse effect on our business.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded, paid to, or earned by each of our NEOs for all services rendered in all capacities to us for the years ended December 31, 2015, 2014 and 2013. The NEOs are our Chief Executive Officer, our Chief Financial Officer, our Vice President, Finance (who served as our Chief Financial Officer during 2015) and the three other most highly compensated persons who were serving as executive officers as of December 31, 2015.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compen-sation (5)	Total
Scott Drake	2015	$654,231	$—	$750,014	$—	$—	$7,950	$1,412,195
President and Chief Executive Officer	2014	628,615	338,000	5,331,561	—	458,325	7,800	6,764,301
	2013	596,911	—	728,675	1,079,198	498,022	47,041	2,949,847

Stacy McMahan (6)	2015	$108,750	$172,000	$309,370	$172,676	$—	$32,026	$794,822
Chief Financial Officer

Guy A. Childs	2015	$351,000	$—	$150,019	$—	$—	$5,495	$506,514
Vice President, Finance and Former Chief Financial Officer	2014	337,400	169,000	1,276,818	—	163,930	6,838	1,953,986
	2013	316,182	—	188,199	278,727	224,802	11,610	1,019,520

Shahriar Matin	2015	$363,115	$—	$450,003	$—	$—	$7,769	$820,887
Chief Operating Officer	2014	298,499	150,000	980,171	—	145,500	11,964	1,586,134
	2013	265,606	—	174,996	259,152	185,019	15,478	900,251

Kimberly M. Bridges (7)	2015	$291,409	$—	$135,004	$—	$—	$—	$426,413
Former Senior Vice President, Sales and Marketing, Vascular Intervention	2014	260,000	130,000	730,219	—	126,100	—	1,246,319
	2013	76,000	100,000	—	464,830	61,097	—	701,927

Donna Ford-Serbu (8)	2015	$288,290	$—	$120,015	$—	$—	$7,950	$416,255
Senior Vice President, Sales and Marketing, Lead Management

(1)	In 2014, certain of the NEOs earned a special 2014 year-end bonus related to the acquisitions of AngioScore and Stellarex. In 2015, Ms. McMahan received a signing bonus of $172,000.

(2)
The amounts shown represent the grant date fair value of RSUs and PSUs granted to the NEOs as part of our long-term equity incentive program. The RSUs vest over a four-year period and vest 25% on each anniversary of the grant date. For the 2014 PSUs, the amounts shown represent the following values that are based on achievement of 100% of the target performance: Mr. Drake, $4,391,602; Mr. Childs, $1,078,811; Mr. Matin, $828,180; Ms. Bridges, $610,211; and Ms. Ford-Serbu, $610,211. Assuming achievement of the maximum 250% of target performance, the value of the 2014 PSUs would be: Mr. Drake, $10,979,005; Mr. Childs, $2,697,027; Mr. Matin, $2,070,451; Ms. Bridges, $1,525,527; and Ms. Ford-Serbu, $1,525,527. These reported values for the 2014 PSUs for Ms. Bridges do not reflect the amounts actually earned by Ms. Bridges for the 2014 PSUs upon her departure from the Company in February 2016. In September 2015, upon commencement of her employment, Ms. McMahan was granted PSUs valued at approximately $309,370 based on achievement of 100% of the target performance. Assuming achievement of the maximum 250% of target performance, the value of Ms. McMahan’s PSUs would be $773,438. Assumptions used in the calculation of the amounts reported in this column are included in Note 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)
The amounts shown do not reflect compensation actually received by the NEO. The amounts shown represent the grant date fair value of options granted during 2013 and 2015. The grant date fair value of each share option award was estimated on the date of grant using the Black-Scholes pricing model. Assumptions used in the calculation of the amounts reported in this column are included in Note 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(4)
The amounts shown represent cash payments made to each of our NEOs under our Performance Bonus Plan, which is further described in the “Compensation Discussion and Analysis” in this Proxy Statement. The amounts disclosed represent the actual bonuses earned for 2014 and 2013 performance that were paid in February 2015 and February 2014, respectively. Under the terms of the 2015 Performance Bonus Plan, the NEOs did not receive a performance-based payout because the revenue threshold amount was not achieved.

(5)
It is not our practice to provide executive officers with any meaningful perquisites. We have, however, on occasion paid directly or reimbursed relocation expenses for one or more executive officers, which may include the movement of household goods, temporary housing, costs associated with the sale of a personal residence and income taxes associated with these costs. The amounts shown consist of our incremental cost for the provision to the NEOs of perquisites and other specified compensation elements during 2015:

Named Executive Officer	401(k) Match (a)	Relocation- Related Payments (b)	Total
Scott Drake	$7,950	$—	$7,950
Stacy McMahan	1,757	30,269	32,026
Guy A. Childs	5,495	—	5,495
Shahriar Matin	7,769	—	7,769
Kimberly M. Bridges	—	—	—
Donna Ford-Serbu	7,950	—	7,950

(a)Our 401(k) matching contributions are provided to our NEOs on the same basis as that provided to all other U.S. employees.

(b)During 2015, we provided relocation benefits to Ms. McMahan in connection with her appointment as Chief Financial Officer. We calculated the aggregate incremental cost of the relocation benefits as the actual cost incurred by us to provide these benefits.

(6)
In September 2015, we hired Ms. McMahan as Chief Financial Officer. The salary shown is the actual amount paid of her annual base salary of $435,000. Ms. McMahan also received a new hire bonus of $172,000; a grant of 33,359 stock options valued at approximately $172,676 that will vest over four years; and a grant of 26,240 PSUs valued at approximately $309,370, of which 75% will vest on December 31, 2016 and 25% will vest on December 31, 2017, based on established performance metrics and terms that are the same as the 2014 PSUs.

(7)	Ms. Bridges resigned from the Company effective February 26, 2016.

(8)	Ms. Ford-Serbu was not an NEO in 2013 or 2014.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Plan	Grant Date	Threshold $	Target $	Maximum $	Threshold shares	Target shares	Maximum shares
Scott Drake	(1)		$236,250	$472,500	$945,000	—	—	—	—	—	$—	$—
	(2)	6/11/15	—	—	—	—	—	—	28,122	—	—	750,014
Stacy McMahan	(1)		35,344	70,688	141,376	—	—	—	—	—	—	—
	(3)	9/30/15	—	—	—	10,496	26,240	65,600	—	—	—	309,370
	(4)	9/30/15	—	—	—	—	—	—	—	33,359	11.79	172,676
Guy A. Childs	(1)		84,500	169,000	338,000	—	—	—	—	—	—	—
	(2)	6/11/15	—	—	—	—	—	—	5,625	—	—	150,019
Shahriar Matin	(1)		98,345	196,690	393,379	—	—	—	—	—	—	—
	(2)	6/11/15	—	—	—	—	—	—	16,873	—	—	450,003
Kimberly M. Bridges	(1)		70,415	140,829	281,658	—	—	—	—	—	—	—
	(2)	6/11/15	—	—	—	—	—	—	5,062	—	—	135,004
Donna Ford-Serbu	(1)		69,563	139,125	278,250	—	—	—	—	—	—	—
	(2)	6/11/15	—	—	—	—	—	—	4,500			120,015

(1)
The amounts shown represent potential value of performance bonus awards under our 2015 Performance Bonus Plan for each of our NEOs. For 2015, the Compensation Committee approved an incentive bonus plan tied to our attainment of specific performance objectives for which threshold, target and maximum levels were established. Under the terms of the 2015 Performance Bonus Plan, the NEOs did not receive a performance-based payout because the revenue threshold amount was not achieved. Please also see “Compensation Discussion and Analysis” for more details regarding the 2015 Performance Bonus Plan.

(2)
We granted these RSUs under the Amended 2006 Plan to the NEOs as part of our long-term equity incentive program. The RSUs vest over a four-year period and vest 25% on each anniversary of the grant date. On each anniversary, the vested portion of the RSUs is paid to the NEO in common stock of the Company. The dollar value of the RSUs shown represents the grant date fair value based on the market price of our common stock on the date of grant.

(3)	During 2015, we granted PSUs to Ms. McMahan upon commencement of her employment with us, based on established performance metrics and terms that are the same as those of the 2014 PSUs.

(4)
We granted these options under the Amended 2006 Plan to Ms. McMahan upon the commencement of her employment. The options vest over a four-year period and become exercisable 25% on the first anniversary of the grant date and 6.25% each quarter thereafter. The dollar value of the options shown represents the grant date fair value based on the Black-Scholes model of option valuation to determine grant date fair value, in accordance with GAAP. The actual value, if any, that Ms. McMahan may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our NEOs at December 31, 2015.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott Drake	8/10/11	200,707	—	$5.63	8/10/21	—	$—	—	$—	(1)
	5/31/12	87,500	12,500	9.87	5/31/22	—	—	—	—	(2)
	7/10/13	55,914	43,489	18.44	7/10/23	—	—	—	—	(2)
	7/10/13	—	—	—	—	19,758	297,555	—	—	(3)
	6/25/14	—	—	—	—	25,800	388,548	—	—	(3)
	6/25/14	—	—	—	—	—	—	187,435	2,822,771	(4)
	12/17/14	—	—	—	—	2,904	43,734	—	—	(5)
	6/11/15	—	—	—	—	28,122	423,517			(3)

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stacy McMahan	9/30/15	—	33,359	11.79	9/30/25		—			(6)
	9/30/15						—	26,240	395,174	(7)
Guy A. Childs	6/1/10	38,093	—	5.76	6/1/20	—	—	—	—	(2)
	4/15/11	16,800	—	4.93	4/15/21	—	—	—	—	(2)
	5/31/12	48,197	6,886	9.87	5/31/22	—	—	—	—	(2)
	7/10/13	14,441	11,232	18.44	7/10/23	—	—	—	—	(2)
	7/10/13	—	—	—	—	5,102	76,836	—	—	(3)
	6/25/14	—	—	—	—	6,338	95,450	—	—	(3)
	6/25/14	—	—	—	—	—	—	46,044	693,423	(4)
	6/11/15	—	—	—	—	5,625	84,713			(3)
Shahriar Matin	4/17/07	50,000	—	10.9	4/17/17	—	—	—	—	(2)
	6/17/08	25,000	—	10.51	6/17/18	—	—	—	—	(2)
	12/8/08	41,245	—	2.74	12/8/18	—	—	—	—	(8)
	6/1/10	84,794	—	5.76	6/1/20	—	—	—	—	(2)
	4/15/11	10,937	—	4.93	4/15/21	—	—	—	—	(2)
	5/31/12	27,541	3,935	9.87	5/31/22	—	—	—	—	(2)
	7/10/13	13,427	10,443	18.44	7/10/23	—	—	—	—	(2)
	7/10/13	—	—	—	—	4,744	71,445	—	—	(3)
	6/25/14	—	—	—	—	4,865	73,267	—	—	(3)
	6/25/14	—	—	—	—	—	—	35,347	532,326	(4)

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	6/11/15	—	—	—	—	16,873	254,107			(3)
Kimberly M. Bridges	8/30/13	17,743	21,875	15.79	8/30/23	—	—	—	—	(9)
	6/25/14	—	—	—	—	3,841	57,845	—	—	(3)
	6/25/14	—	—	—	—	—	—	26,044	392,223	(4)
	6/11/15	—	—	—	—	5,062	76,234			(3)
Donna Ford-Serbu	10/31/11	47,000	—	7.84	10/31/21	—	—	—	—	(2)
	5/31/12	24,099	3,443	9.87	5/31/22	—	—	—	—	(2)
	7/10/13	4,266	3,318	18.44	7/10/23	—	—	—	—	(2)
	7/10/13	—	—	—	—	1,508	22,710	—	—	(3)
	6/25/14	—	—	—	—	2,560	38,554	—	—	(3)
	6/25/14	—	—	—	—	—	—	26,044	392,223	(4)
	6/11/15	—	—	—	—	4,500	67,770	—	—	(3)

(1)
These options were granted pursuant to the terms of the Amended 2006 Plan and Mr. Drake’s Employment Agreement. The options vested over a four-year period only if and when the average of the closing trading prices of a share of our stock for a period of ten consecutive trading days equaled or exceeded $10.00 per share (the “$10.00 Option Performance Target”). Upon the achievement of the $10.00 Option Performance Target in March 2012, the options vested pro rata at such time with the remaining portion of the unvested options vesting monthly over the remaining portion of the four-year vesting period. These options became fully vested in August 2015.

(2)
These options were granted pursuant to the terms of the Amended 2006 Plan. The options have a vesting period of four years with 25% vesting on the first anniversary of the grant date and 6.25% vesting each calendar quarter thereafter.

(3)
These RSUs were granted pursuant to the terms of the Amended 2006 Plan. The RSUs have a vesting period of four years with 25% vesting on each anniversary of the grant date. The market value of the RSUs shown is calculated based on the closing price of our common stock at December 31, 2015, or $15.06 per share.

(4)
These PSUs were granted pursuant to the terms of the Amended 2006 Plan. The number of PSUs that vest and convert to shares of common stock can range from 0% to 250% of the number of PSUs awarded depending on our performance during the performance period. The number of PSUs shown represents the at-target amount, and the market value of the PSUs shown is calculated based on the closing price of our common stock at December 31, 2015, or $15.06 per share. Earned PSUs vest 75% upon completion of the three-year performance period and 25% one year after the performance period.

(5)
Mr. Drake received a special 2014 year-end bonus in the amount of approximately 75% of his base salary, half of which was paid in cash in the amount of $338,000 and half of which was paid in 3,873 RSUs, which have a vesting period of four years with 25% vesting on each anniversary of the grant date.

(6)
These options were granted pursuant to the terms of the Amended 2006 Plan upon the commencement of Ms. McMahan’s employment. The options have a vesting period of four years with 25% vesting on the first anniversary of the grant date and 6.25% vesting each calendar quarter thereafter.

(7)
These PSUs were granted pursuant to the terms of the Amended 2006 Plan upon the commencement of Ms. McMahan’s employment. The number of PSUs that vest and convert to shares of common stock can range from 0% to 250% of the number of PSUs awarded depending on our performance during the performance period. The number of PSUs shown represents the at-target amount, and the market value of the PSUs shown is calculated based on the closing price of our common stock at December 31, 2015, or $15.06 per share. Earned PSUs vest 75% upon completion of the three-year performance period and 25% one year after the performance period.

(8)
In December 2008, we granted a total of 997,000 performance-based stock options to all levels of management and certain key employees. These options have an exercise price of $2.74 per share, the closing sale price of our common stock on December 8, 2008, and vested over a four-year period only upon the achievement of a $9.00 share price based on a 10-day average closing price of our common stock (the “$9.00 Option Performance Target”). Upon achievement of the $9.00 Option Performance Target in March 2012, the options vested pro rata at such time with the remaining portion of the unvested options vesting monthly over the remaining portion of the four-year vesting period. These options became fully vested in December 2012.

(9)
These options were granted pursuant to the terms of the Amended 2006 Plan upon the commencement of Ms. Bridges’ employment. The options have a vesting period of four years with 25% vesting on the first anniversary of the grant date and 6.25% vesting each calendar quarter thereafter.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of RSUs for each of our NEOs for the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting(3)
Scott Drake (1)	116,643	$2,751,260	31,948	$681,261
Stacy McMahan	—	—	—	—
Guy A. Childs (1)	10,000	211,300	11,365	349,557
Shahriar Matin	20,318	279,222	8,370	252,080
Kimberly M. Bridges	—	—	1,281	33,063
Donna Ford-Serbu	—	—	1,608	40,794

(1)
Represents the difference between the market price of a share of common stock on the date of exercise, less the exercise price per share so exercised, multiplied by the number of shares acquired upon exercise.

Mr. Drake sold 90,000 shares acquired by exercising options during 2015 in accordance with his 10b5-1 trading plan dated August 27, 2014. Mr. Childs gave 1,748 shares acquired by exercising options during 2015 as a charitable gift.

(2)
The following NEOs surrendered shares to cover taxes due upon vesting of these RSUs: Mr. Drake surrendered 14,879 of 31,948 shares; Mr. Childs surrendered 3,633 of 11,365 shares; Mr. Matin surrendered 2,675 of 8,370 shares; Ms. Bridges surrendered 350 of 1,281 shares; and Ms. Ford-Serbu surrendered 514 of 1,608 shares.

(3)	Represents the market price of a share of common stock on the date of vesting of the RSUs, multiplied by the number of shares acquired upon vesting.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Drake’s Employment Agreement

In July 2011, Mr. Drake entered into an employment agreement, effective as of August 10, 2011 (the “Employment Agreement”). The Employment Agreement, which included a signing bonus of $60,000, provides that Mr. Drake will be paid an annual base salary of not less than $500,000, subject to increases by the Board, and will be entitled to earn an annual cash bonus of 60% of Mr. Drake’s then annual base salary at target performance, based upon the achievement of annual performance objectives set by the Compensation Committee at the beginning of each year. Mr. Drake’s base salary was increased to $527,000 per annum, effective January 1, 2012; $600,000 per annum, effective January 1, 2013; and $630,000 per annum, effective January 1, 2014. Mr. Drake did not receive a salary increase in 2015. In 2014, the incentive target for Mr. Drake’s annual cash bonus was increased from 60% to 75% of his annual base salary. The Employment Agreement provides that Mr. Drake’s employment is for an unspecified duration and constitutes “at will” employment.

Under the Employment Agreement, Mr. Drake was provided with (i) an award of 50,000 RSUs, 25% of which vested on each of the first, second, third and fourth anniversaries of the August 10, 2011 grant date, and (ii) an option to purchase 400,000 shares of our common stock at an exercise price of $5.63 per share, the closing sale price of our common stock on August 10, 2011. The options vested over a four-year period only if and when the average of the closing trading prices of a share of our stock for a period of 10 consecutive trading days equaled or exceeded the $10.00 Option Performance Target. Upon the achievement of the $10.00 Option Performance Target in March 2012, the options vested pro rata at such time with the remaining portion of the unvested options vesting monthly over the remaining portion of the four-year vesting period. The RSUs and the options became fully vested in August 2015.

During Mr. Drake’s employment and for one year following termination, he is prohibited from competing with us and soliciting our employees and customers to the extent set forth in the Employment Agreement.

Severance Agreements

On January 6, 2015, we entered into a severance agreement with Mr. Drake that supersedes the severance agreement included in his Employment Agreement. Under the severance agreement, if Mr. Drake has a “Qualifying Termination,” which is a termination of Mr. Drake’s employment by the Company without “Cause” (as defined in the severance agreement) or by Mr. Drake for “Good Reason” (as defined in the severance agreement), we will pay Mr. Drake a lump-sum cash payment in an amount equal to two times his base salary in effect on the date of the Qualifying Termination. If Mr. Drake has a Qualifying Termination that occurs within a “Change in Control Period”, which includes the 18-month period following a “Change in Control” (as defined in the severance agreement) and, in certain cases, the six-month period prior to a Change in Control, we will pay Mr. Drake (i) a lump-sum cash payment in an amount equal to two times his base salary in effect on the date of the Qualifying Termination, and (ii) a lump-sum cash payment in an amount equal to his target annual cash bonus for the year in which the Qualifying Termination occurs.

On January 6, 2015, we entered into severance agreements with certain executives of the Company, including Mr. Childs, Mr. Matin, Ms. Bridges and Ms. Ford-Serbu. The severance agreements supersede and replace any prior severance agreements entered into between us and the executive. On March 28, 2016, we entered into a severance agreement with Ms. McMahan.

Under the severance agreements for Mr. Childs and Mr. Matin, if the executive has a “Qualifying Termination” (as defined in the severance agreement), we will pay such executive a lump-sum cash payment in an amount equal to (i) his base salary in effect on the date of the Qualifying Termination and (ii) his target annual cash bonus for the year in which the Qualifying Termination occurs.

Under the severance agreements for Ms. McMahan, Ms. Bridges and Ms. Ford-Serbu, if the executive has a “Qualifying Termination” (as defined in the severance agreement), we will pay such executive a lump-sum cash payment in an amount equal to her base salary in effect on the date of the Qualifying Termination. If the executive has a Qualifying Termination that occurs within a “Change in Control Period” (as defined in the severance agreement), we will pay such executive officer (i) a lump-sum cash payment in an amount equal to her base salary in effect on the date of the Qualifying Termination, and (ii) a lump-sum cash payment in an amount equal to her target annual cash bonus for the year in which the Qualifying Termination occurs. We expect Mr. Scheiner will enter into a severance agreement.

All of the severance agreements provide that we will pay premium costs for health care coverage under COBRA for an executive through the earliest of (i) one year following the Qualifying Termination, (ii) the date that the executive becomes eligible for medical insurance coverage provided by another employer and (iii) the date that the executive is no longer eligible to receive such coverage under applicable law.

Each severance agreement provides that, if severance payments provided to the executive would constitute “parachute payments” within the meaning of Section 280G of the Code, the payments will be reduced in order to avoid imposition of an excise tax under the Code only if the net after-tax amount of such parachute payment to the executive is less than 10% more than the net after-tax amount to such executive if such severance payments are reduced. In addition, each severance agreement is intended to comply with Section 409A of the Code.

The severance agreements require an executive to execute, and not revoke, a release of claims against us in order to receive any severance payments. The severance agreements also provide that, during an executive’s employment with us and for one year following the termination of the executive’s employment, the executive will not compete with us or solicit our employees and customers. In addition, under the severance agreements, an executive is prohibited from making disparaging statements about us during such executive’s employment and following the termination of such employment.

We also enter into indemnification agreements with our executive officers.

Equity Award Provisions

Our equity plans provide that all unvested stock options, RSUs, and PSUs vest if a change in control of the Company occurs and the successor corporation does not assume the option, RSU, or PSU or substitute an equivalent right for the option, RSU, or PSU. Under the Amended 2006 Plan, if the successor corporation assumes the stock option, RSU, or PSU or substitutes an equivalent right, then no such acceleration applies. The Amended 2006 Plan provides that if a change in control occurs and a participant’s awards are converted, assumed, or replaced, and the participant, within two years of the change in control, either (A) is terminated other than for Cause or (B) terminates employment for Good Reason, the awards converted, assumed, or replaced shall become fully exercisable and all forfeiture restrictions on such awards lapse. The terms “Cause” and “Good Reason” have the meanings in the participant’s award agreements or severance, employment, or other written agreement with us.

Potential Payments Upon Termination of Employment or Change in Control

Set forth below are (i) the amounts that would be payable to our NEOs upon the occurrence of any of the termination or change in control events listed below, assuming that such event occurred on December 31, 2015 and (ii) the value of any unvested equity awards for the NEOs that would vest upon the occurrence of any of the events listed below, based on the closing price of our common stock as of December 31, 2015, or $15.06 per share.

Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2015

Name and Triggering Event	Lump Sum Severance Payment	Bonus	Value of Unvested Options	Value of Unvested RSUs	Value of Unvested PSUs	Total
Scott Drake
Voluntary Termination or Termination for Cause	$—	$—	$—	$—	$—	$—
Termination without Cause or for Good Reason (1)	1,260,000	—	—	—	845,950	2,105,950
Termination without Cause or for Good Reason after Change in Control (2)	1,260,000	472,500	—	1,153,355	2,942,393	5,828,248
Change in Control without Assumption of Equity Awards (3)	—	—	—	1,153,355	2,942,393	4,095,748
Termination due to Death or Disability (4)	—	—	—	—	1,879,277	1,879,277
Stacy McMahan (5)
Voluntary Termination or Termination for Cause	—	—	—	—	—	—
Termination without Cause or for Good Reason (1)	—	—	—	—	118,447	118,447
Termination without Cause or for Good Reason after Change in Control (2)	—	—	109,084	—	411,936	521,020
Change in Control without Assumption of Equity Awards (3)	—	—	109,084	—	411,936	521,020
Termination due to Death or Disability (4)	—	—	—	—	33,945	33,945
Guy A. Childs
Voluntary Termination or Termination for Cause	—	—	—	—	—	—
Termination without Cause or for Good Reason (1)	338,000	169,000	—	—	207,828	714,828
Termination without Cause or for Good Reason after Change in Control (2)	338,000	169,000	—	256,999	722,820	1,486,819
Change in Control without Assumption of Equity Awards (3)	—	—	—	256,999	722,820	979,819
Termination due to Death or Disability (4)	—	—	—	—	461,664	461,664
Shahriar Matin
Voluntary Termination or Termination for Cause	—	—	—	—	—	—

Termination without Cause or for Good Reason (1)	375,000	196,690	—	—	159,546	731,236
Termination without Cause or for Good Reason after Change in Control (2)	375,000	196,690	—	398,819	554,901	1,525,410
Change in Control without Assumption of Equity Awards (3)	—	—	—	398,819	554,901	953,720
Termination due to Death or Disability (4)	—	—	—	—	354,407	354,407
Kimberly M. Bridges (6)
Voluntary Termination or Termination for Cause	—	—	—	—	—	—
Termination without Cause or for Good Reason (1)	281,658	—	—	—	117,558	399,216
Termination without Cause or for Good Reason after Change in Control (2)	281,658	140,829	—	134,079	408,864	965,430
Change in Control without Assumption of Equity Awards (3)	—	—	—	134,079	408,864	542,943
Termination due to Death or Disability (4)	—	—	—	—	261,140	261,140
Donna Ford-Serbu
Voluntary Termination or Termination for Cause	—	—	—	—	—	—
Termination without Cause or for Good Reason (1)	278,250	—	—	—	117,558	395,808
Termination without Cause or for Good Reason after Change in Control (2)	278,250	139,125	6,654	129,034	408,864	961,927
Change in Control without Assumption of Equity Awards (3)	—	—	6,654	129,034	408,864	544,552
Termination due to Death or Disability (4)	—	—	—	—	261,140	261,140
____________

(1)	The terms “Cause” and “Good Reason” are as defined in the NEO’s employment agreement, severance agreement or equity award agreement, as applicable.

(2)
The amounts in this row with respect to cash severance are based on the assumption that on December 31, 2015, a change in control occurred and after such change in control the NEO’s employment was terminated without Cause by us or for Good Reason by the NEO. Under the NEO’s severance agreement (except for Ms. McMahan, who did not have a severance agreement as of December 31, 2015), the NEO is eligible to receive cash severance benefits if the NEO’s employment was terminated without Cause or the NEO terminated his or her employment for Good Reason, in each case during a period specified in the agreement. The amounts in this row with respect to equity awards are based on the assumption that on December 31, 2015 a change in control occurred, the equity awards were assumed in connection with the change in control, and the NEO’s employment was terminated without Cause or the NEO terminated his or her employment for Good Reason within two years after the change in control. Under the Amended 2006 Plan, if a change in control occurs and a participant’s awards are converted, assumed, or replaced, and the participant, within two years of the date of the change in control, either (A) is terminated other than for Cause or (B) terminates employment for Good Reason, the awards converted, assumed, or replaced become fully exercisable and all forfeiture restrictions on such awards lapse. Each NEO is eligible to receive unvested PSUs according to the terms of the award agreements.

(3)
The amounts in this row are based on the assumption that a change in control occurred on December 31, 2015, the equity awards were not converted, assumed or replaced in connection with the change in control, and the NEO’s employment continued after such date. Under the Amended 2006 Plan, all unvested stock options, RSUs and PSUs vest in the event of a change in control of the Company if the successor corporation does not convert, assume or replace the option, RSU or PSU. Each NEO is eligible to receive unvested PSUs according to the terms of the award agreements.

(4)	The term “Disability” is as defined in the Amended 2006 Plan and the NEO’s equity award agreement, as applicable.

(5)
Ms. McMahan entered into a severance agreement with us on March 28, 2016. The amounts in this table are calculated as of December 31, 2015 and the terms of Ms. McMahan’s severance agreement are not reflected in the table. For information on her severance agreement, see “Employment Contracts, Termination of Employment and Change in Control Arrangements” above.

(6)	Ms. Bridges resigned from the Company effective February 26, 2016.

DIRECTOR COMPENSATION

General.   Since 2010, the Compensation Committee of the Board has retained PM&P, a compensation consulting firm, to review and advise the Board regarding director compensation. PM&P’s analysis and advice includes that firm’s substantial database published annually as the National Association of Corporate Directors (NACD), Director Compensation Report, and market data on business organizations that are appropriate comparators, the complexity of assignments that directors face, and other factors. Based upon the advice of PM&P and the recommendation of the Compensation Committee, the Board approved, effective January 1, 2014, as applicable, changes in director cash compensation, as more fully set forth below.

Board Fees and Other Arrangements.  Cash compensation comprises an annual retainer, which is payable quarterly, and a per meeting fee. In 2015, all non-employee directors received an annual retainer of $30,000, payable quarterly, in addition to Board meeting fees of $500, $1,000, and $1,500 paid for special, telephonic and in-person meetings, respectively.

The Chairman of the Board receives an additional annual fee of $70,000, which brings the total cash retainer paid to our independent Chairman to $100,000 annually, exclusive of Committee retainers and fees. The Chairman’s fee is paid quarterly when other director fees are paid and is in addition to any other fees or compensation payable to our non-employee directors.

Board members are also reimbursed for expenses associated with their attendance at Board meetings and committee meetings. Further, our Corporate Governance Guidelines encourage directors to identify and participate in education programs to assist them in performing their responsibilities as directors. Directors are paid $2,500 for one day of continuing director education per year, or $1,500 for such continuing education, if the continuing education program is scheduled to occur at a time and location that is generally concurrent with a Board meeting.

We also enter into indemnification agreements with our directors.

Committee Fees. Effective October 1, 2010, the Board approved an annual retainer of $5,000 for each member of the Audit Committee and an additional $10,000 to the Audit Committee Chairperson. Effective January 1, 2014, the Board also approved an annual retainer of $5,000 for each member of the Compensation Committee, and an additional $10,000 to the Compensation Committee Chairperson. Effective January 1, 2014, the Board approved an annual retainer of $2,500 to each member of the Nominating and Corporate Governance Committee and an additional $5,000 to the Nominating and Corporate Governance Committee Chairperson. Effective January

1, 2013, the Board approved an annual fee of $10,000 to the Compliance and Quality Committee Chairperson. Effective January 1, 2014, the Board approved an annual retainer of $5,000 to each member of the Compliance and Quality Committee. Committee members are also paid meeting fees of $500 and $1,000 for telephonic and in-person meetings, respectively.

Equity Compensation.  Non-employee directors are eligible to participate in our Amended 2006 Plan. In January 2014, the Board approved revised equity compensation, effective June 1, 2014, which provides for an annual grant, on the date of each annual meeting, to non-employee directors of shares of restricted stock calculated by dividing $100,000 by the fair market value of a share of stock on the date of such annual meeting. Newly elected or appointed directors will also receive shares of restricted stock calculated using a similar formula upon their election or appointment to the Board. Subject to the director’s continued service, the restricted shares will vest in full on the first anniversary of the grant date.

The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2015.

Name of Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
R. John Fletcher	$139,006	$100,011	$—	$239,017
William C. Jennings	77,753	100,011	—	177,764
B. Kristine Johnson	70,747	100,011	—	170,758
Daniel A. Pelak	70,374	100,011	—	170,385
Joseph M. Ruggio, M.D.	61,247	100,011	—	161,258
Maria Sainz	64,500	100,011	—	164,511
Todd C. Schermerhorn	46,321	125,258	—	171,579

(1)
The amounts shown represent the aggregate grant date fair value of restricted stock awards granted to each of the non-employee directors in 2015. Pursuant to the Amended 2006 Plan, on the date of the 2015 annual meeting of stockholders, (i) each non-employee director, other than Mr. Schermerhorn, received 3,774 shares of restricted stock, which had a grant date fair value of $100,011 and (ii) Mr. Schermerhorn received 952 shares of restricted stock, which was a pro rata grant calculated as set forth in the Amended 2006 Plan that had a grant date fair value of $25,228. The restricted stock vests on the one year anniversary of the grant date. In connection with his appointment to the Board, Mr. Schermerhorn received 2,867 shares of restricted stock on March 12, 2015, which had a grant date fair value of $100,030 and vested in full on March 12, 2016. Assumptions used in the calculation of the amounts reported in this column are included in Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)
We reimburse directors for travel and other customary business expenses, in accordance with the same policies that apply to all Spectranetics employees. No perquisites are provided to non-employee directors.

The table below shows the aggregate number of outstanding restricted stock awards and stock option awards for each director as of December 31, 2015.

Director	Aggregate Restricted Stock Awards	Aggregate Stock Option Awards
R. John Fletcher	3,774	—
William C. Jennings	3,774	—
B. Kristine Johnson	3,774	—
Daniel A. Pelak	3,774	—
Joseph M. Ruggio, M.D.	3,774	23,266
Maria Sainz	3,774	—
Todd C. Schermerhorn	3,819	—

Employee Directors

We did not compensate Mr. Drake for his service as a Board member during 2015. Information regarding the compensation awarded to him as our CEO is included in the Summary Compensation Table under the caption “Executive Compensation” earlier in this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is comprised of non-employee directors as required by the listing standards of the NASDAQ Global Select Market. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.spectranetics.com/investor-relations/corporate-governance.

Our management has the primary responsibility for our financial statements and our accounting and financial reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our internal control over financial reporting. KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2015, performed an audit of our financial statements and expressed an opinion as to the conformity of such financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of our internal control over financial reporting. The role of the Audit Committee is to monitor and oversee these audits and our financial reporting process for the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2015, with management and our independent registered public accounting firm. The Audit Committee has also reviewed with management its report on its assessment of the effectiveness of our internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of our internal control over financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm such firm’s independence from the Company. The Audit Committee has determined that the audit-related services provided in 2015 by KPMG LLP are compatible with maintaining such firm’s independence.

To perform their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent registered public accounting firm. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes and internal control over financial reporting, that our financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that our independent registered public accounting firm meets the applicable standards for auditor independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Audit Committee Members:
William C. Jennings, Chairman
Todd C. Schermerhorn
Maria Sainz

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

Under its charter, the Audit Committee must pre-approve all engagements of our independent auditors before the independent registered public accounting firm is engaged to perform any audit or permissible non-audit services, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The charter authorizes the Audit Committee to establish pre-approval policies and procedures regarding our engagement of its independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to our management. Currently, the Audit Committee pre-approves each particular service engagement on a case-by-case basis. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings. If the Chairman approves any such engagements, he will report that approval to the full Audit Committee not later than the next committee meeting.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANTS

KPMG LLP (“KPMG”), an independent registered public accounting firm, has audited our consolidated financial statements as of and for the two years ended December 31, 2015. The Audit Committee has considered whether the provision of services by KPMG other than its audits of our consolidated financial statements and its reviews of the quarterly consolidated financial statements during these periods, is compatible with maintaining the firm’s independence.

During 2015 and 2014, fees billed by KPMG to Spectranetics were as follows:

	2015 Fees	2014 Fees
Audit Fees	$800,224	$766,280
Audit-Related Fees	—	160,840
Tax Fees	—	—
All Other Fees	—	—
Total	$800,224	$927,120

Audit Fees.  Fees for audit services provided by KPMG for 2015 and 2014 include aggregate fees for professional services rendered in connection with their audits of our consolidated financial statements, the audit of our internal control over financial reporting, and the quarterly reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q. Audit fees for both 2015 and 2014 also included services performed for consents and comfort letters issued in connection with SEC filings.

Audit-Related Fees.  Fees for audit-related services provided by KPMG in 2014 were related to services performed for due diligence in connection with our acquisition of AngioScore.

Tax Fees.  No fees were paid to KPMG for tax services in 2015 or 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015 regarding equity awards under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders (1)	3,267,637	(2)	$14.04	(3)	2,601,822	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	3,267,637		14.04		2,601,822

(1)	These plans consist of the Amended 2006 Plan, our 1997 Equity Participation Plan and our 2010 Employee Stock Purchase Plan.

(2)
This amount includes 204,893 unvested RSUs and 496,656 PSUs that, if and when vested, will be settled in shares of our common stock. The amount reported in the table assumes target level performance for the PSUs granted in 2014 and 2015. Assuming maximum level performance for those PSUs, the number of shares of common stock to be issued would increase by 744,984.

(3)	Only option awards were used in computing the weighted average exercise price.

(4)
This amount includes approximately 59,430 shares that were available for future issuance under the 2010 Employee Stock Purchase Plan at December 31, 2015, all of which were to be issued upon settlement of purchases under the plan for the offering period that ended on December 31, 2015. The plan currently provides for the sale of up to 700,000 shares of common stock to eligible employees, limited to the lesser of 2,500 shares per employee per six-month period or a fair market value of $25,000 per employee per calendar year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which our common stock is traded. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received by us with respect to 2015, or written representations from certain reporting persons, we believe that all of our directors and executive officers and persons who own more than 10% of our common stock have complied with the reporting requirements of Section 16(a).

ELECTION OF DIRECTORS
(Proposal No. 1)

The current number of members of the Board is eight. The terms of Messrs. Drake, Jennings, and Ruggio, expire at this Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Messrs. Drake, Jennings, and Ruggio for election to the Board as a Class I director for a three-year term, which will expire at our annual stockholders meeting in 2019 or when their successor is duly elected and qualified. Following the Meeting, our Board will continue to be composed of three Class I directors, two Class II directors and three Class III directors. Three Class I directors are being elected at the Meeting.

The nominees have expressed their willingness to serve, but if because of circumstances not contemplated a nominee is not available for election, the proxy holders appointed by proxy intend to vote for such other person or persons as the Board may nominate. Information regarding Messrs. Jennings and Ruggio is set forth in the section entitled “Business Experience of Non-Employee Directors,” and information regarding Mr. Drake is set forth in the section entitled “Executive Officers.”

Vote and Recommendation

Directors will be elected by a favorable vote of a plurality of votes cast. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Broker non-votes will not affect the outcome of this proposal. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY VOTE”)
(Proposal No. 2)

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure in this Proxy Statement. Our executive compensation programs are designed to enable us to attract, motivate and retain highly qualified executives, who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and other pre-established milestone-based performance objectives and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some key points of our executive compensation program. We urge our stockholders to review the “Compensation Discussion and Analysis” section of this Proxy Statement and related compensation tables for more information.

The primary goal of our executive compensation program is to attract, motivate, retain and reward leaders who create long-term value for our stockholders by paying them competitively, consistent with our success and their contributions to that success. This goal affects the compensation elements we use and our compensation decisions. Our compensation program rewards sustained financial and operating performance and leadership excellence, and motivates executives to remain for long and productive careers.

The Compensation Committee believes that compensation paid to the NEOs should be closely aligned with our performance on both a short-term and long-term basis and linked to specific, measurable results intended to create value for stockholders. We set goals designed to link each NEO’s compensation to our performance and attainment of those other factors. Our cash compensation programs incorporate achievement of near-term corporate objectives and individual employee performance. Consistent with our performance-based philosophy, we provide compensation to our NEOs that includes the potential for a significant variable cash incentive-based component, besides base salary. We have established an equity award program to reward executive officers based on their impact and influence on achievement of corporate objectives through granting RSUs, PSUs and option awards that will increase in value as our performance results in an increase in stockholder value.

In establishing compensation for the NEOs, the Compensation Committee seeks to:

•	Ensure the NEOs’ compensation is aligned with our strategies, business objectives and the long-term interests of our stockholders;

•
Further incentivize NEOs to achieve key strategic, financial and operations performance measures by linking annual and long-term compensation incentives to the achievement of performance goals in these areas;

•
Reinforce NEOs’ incentive to increase our stock price and maximize long-term, sustainable stockholder value, and promote their retention, by providing the largest amount of NEOs’ total compensation opportunities in the form of ownership of our common stock through PSUs, RSUs and option awards; and

•	Support our performance-based philosophy and culture and continue to attract and retain individuals of superior ability and managerial talent; and

•	Focus on employee retention through our long-term equity programs.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that equity awards align the interests of our executives with those of our stockholders by encouraging achievement of long-term performance goals. Equity awards are a key component of our executive compensation program. In 2015, equity awards, in the form of PSUs and RSUs, represented between 49% and 66% of our named executive officers’ compensation opportunity.

We provide competitive pay opportunities we believe reflect best practices. The Compensation Committee of our Board consistently reviews our executive compensation program to ensure it not only provides competitive pay opportunities, but also reflects best practices. Our philosophy is to target named executive officers’ total direct compensation at or above the median of the market data reviewed by the Compensation Committee. This positioning places greater emphasis on long-term performance-based pay, alignment with stockholder interests and long-term retention.

We are committed to strong governance standards regarding our compensation program, procedures and practices. In 2015, as part of a commitment to strong corporate governance and best practices, our Compensation Committee considered third-party executive compensation market data specific to the medical device industry as part of its annual executive compensation review. Our Board has established stock ownership guidelines, and our Compensation Committee has established equity compensation grant procedures and an annual process to assess the risks related to our company-wide compensation programs.

At our annual meeting of stockholders held on June 12, 2015, approximately 98% of votes cast (which excludes broker non-votes) voted in favor of the proposal to approve an advisory resolution regarding the 2014 compensation program for our NEOs (“say-on-pay” vote). The Compensation Committee believes this result indicates a vast majority of our stockholders are satisfied with our executive compensation policies and decisions, and our executive compensation program aligns the interests of our named executive officers with the interests of our stockholders. The Compensation Committee considered the results of the 2015 say-on-pay vote in its overall evaluation of our compensation program, but such results did not impact the Compensation Committee’s decisions regarding determining executive compensation for 2015 or 2016. We will continue to consider the outcome of our say-on-pay vote results when determining future compensation policies and pay levels for our NEOs. Our Board will conduct stockholder advisory votes on executive compensation every year until the next required vote on the frequency of advisory votes on executive compensation.

Recommendation

Our Board believes that the information provided above and within the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement demonstrates our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution will be submitted for a stockholder vote at the Meeting:

“RESOLVED, that the stockholders of Spectranetics approve, on an advisory basis, the compensation of Spectranetics’ named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.”

This say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board. However, the Compensation Committee will take the results of the say-on-pay vote into consideration when making future decisions.

The affirmative vote of a majority of shares of common stock present and entitled to vote, in person or by proxy, is required to approve this Proposal No. 2. Abstentions effectively count as no votes on this Proposal No. 2. Broker non-votes will not affect the outcome of this proposal. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR approval of the resolution above.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING ON AN ADVISORY BASIS THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3)

The Audit Committee annually considers and recommends to the Board the selection of an independent registered public accounting firm. As recommended by our Audit Committee, the Board approved the selection of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

A representative of KPMG is expected to be present at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the Meeting. If not ratified, the selection will be reconsidered by the Audit Committee, although the Audit Committee will not be required to select a different independent registered public accounting firm.

The affirmative vote of a majority of shares of common stock present and entitled to vote, in person or by proxy, is required to approve this Proposal No. 3. Abstentions effectively count as no votes on this Proposal No. 3. Broker non-votes will not affect the outcome of this proposal. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of KPMG.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL AND ADOPTION OF THE SPECTRANETICS CORPORATION
2016 INCENTIVE AWARD PLAN
(Proposal No. 4)
Introduction

We are asking our stockholders to approve our 2016 Incentive Award Plan (the “2016 Plan”), which was approved by our Board of Directors, subject to stockholder approval, on March 15, 2016. Upon approval of the 2016 Plan by our stockholders, unused shares under our existing Amended and Restated 2006 Incentive Award Plan (the “2006 Plan”) will be rolled forward into the 2016 Plan, no further awards will be made under the 2006 Plan, and the 2016 Plan will be the only active plan under which equity awards may be made to our employees and non-employee directors.

As of March 31, 2016, there were approximately 920,000 shares of our common stock remaining available for future grants under the 2006 Plan. Because of the importance of providing competitive levels of equity-based compensation to our employees, and in light of our pattern of share usage during recent years, we believe that the shares remaining under the 2006 Plan may be insufficient to continue making awards beyond 2016.

As a result, our Board of Directors has approved and is recommending to our stockholders for their approval the 2016 Plan, which authorizes the issuance of 2,500,000 shares of our common stock, plus the number of shares remaining available for future grants under the 2006 Plan on the date our stockholders approve the 2016 Plan. In addition, the number of shares subject to awards (either granted under the 2016 Plan or that are outstanding under the 2006 Plan on the date the stockholders approve the 2016 Plan) that expire, are forfeited or cancelled, or are settled in cash will become available for future awards under the 2016 Plan.

Stockholder Approval and Board of Directors Recommendation

Stockholder approval of the 2016 Plan is being sought in order to (i) satisfy the stockholder approval requirements of the NASDAQ Stock Market, (ii) satisfy the requirement that stockholders approve the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Code, and (iii) permit the grant of incentive stock options under Code Section 422.

Our Board of Directors recommends that our stockholders vote FOR approval of the 2016 Plan because it believes that the 2016 Plan is necessary to provide the additional shares and the types of awards that will be critical factors in enabling us to continue to attract and provide a competitive mix of compensation to our key employees.

Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 2016 Plan. If the 2016 Plan is not approved by our stockholders, the 2006 Plan will remain in effect, and we will remain subject to its existing share reserve.

Determination of 2016 Plan Share Reserve

In determining the amount of the share reserve for the 2016 Plan, our Compensation Committee considered a number of factors, including the following:

•
Importance of long-term equity incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term stockholder value creation, aligning executives’ interests with the interests of stockholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to our success.

•
Historical equity award burn rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2013-2015 period was 2.4%, calculated on the basis utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”). This compares to ISS’s benchmark guidance of 5.14% for our industry classification among Russell 3000 companies.

•
Overhang. As of December 31, 2015, the 3,267,637 shares of our common stock subject to outstanding stock options and stock unit awards or available for future awards under the 2006 Plan represented approximately 7.66% of the number of our common shares outstanding. The 2,500,000 shares proposed for the 2016 Plan’s share reserve, plus the 920,000 shares still available for grant under the 2006 Plan as of March 31, 2016, would increase this overhang percentage to approximately 15.7%, which is slightly below the median (16.2%) and average (16.0%) overhang for our peer group companies listed on page 25. In this context, the Compensation Committee also took into account the fact that stockholders would be asked at the 2016 Annual Meeting to authorize an additional 1,000,000 shares for purchase under our Employee Stock Purchase Plan.

•
Expected share usage and burn rate. We expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years of approximately 2.4%. On that basis, the Compensation Committee anticipates that the shares available for future awards, totaling approximately 3,400,000 if the 2016 Plan is approved, would be sufficient for equity awards for approximately three years at the current stock price.

Expectations regarding future share usage under the 2016 Plan are naturally based on a number of assumptions regarding factors such as our future stock price performance, future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2016 Plan reserve through forfeitures, cancellations and the like, and the level at which performance-based awards pay out. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Compensation Practices

The 2016 Plan includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•
No repricing of underwater options or stock appreciation rights without stockholder approval. The 2016 Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•
No discounted option or SAR grants. The 2016 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•	Minimum vesting period for all awards. A minimum vesting or performance period of one year is prescribed for all awards, subject only to limited exceptions.

•
No liberal share recycling or reload provisions. We may not add back to the 2016 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to an SAR award that are not issued in connection with the stock settlement of that award upon its exercise. In addition, we may not grant any awards with automatic reload features.

•
No liberal definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any Board assessment that a change in control is imminent.

•	No automatic accelerated vesting of equity awards upon a change in control.

•	Limit on non-employee director awards. Equity awards to each non-employee director are subject to an annual grant date fair value limit of $500,000.

•
Dividend Equivalents Subject to Performance Conditions.   Dividends and dividend equivalents payable with respect to the unvested portion of awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions as the underlying shares or units.

Description of the 2016 Plan

The major features of the 2016 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2016 Plan, which is attached as Appendix A to this Proxy Statement.

Purpose of the Plan. The 2016 Plan is intended to enable us to attract and retain the best available personnel for positions of responsibility, and to provide them with incentive awards intended to align their interests with those of our stockholders and thereby promote our long-term business success.

Eligible Participants. Employees, consultants and advisors of the Company or any subsidiary, as well as non-employee directors of the Company, are eligible to receive awards under the 2016 Plan. As of March 31, 2016, there were approximately 900 employees of the Company and its subsidiaries, seven non-employee directors of the Company and an indeterminate number of consultants and advisors who could be eligible to receive awards under the 2016 Plan. Although not necessarily indicative of future grants under the 2016 Plan, as of the same date, approximately 300 of the 900 eligible employees and all of the non-employee directors have been granted awards under the 2006 Plan, but no consultants or advisors have been granted awards under the 2006 Plan.

Administration. The 2016 Plan is administered by the Compensation Committee, except for awards to non-employee directors which are administered by the Board. To the extent consistent with applicable law, the Compensation Committee may delegate its duties, power and authority under the 2016 Plan to any of its members, to our executive officers or non-employee directors with respect to awards to participants who are not themselves our directors or executive officers, or to one or more agents or advisors with respect to non-discretionary administrative duties.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Compensation Committee may also require or permit the deferral of the settlement of an award, establish and modify rules to administer the 2016 Plan, interpret the 2016 Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award, and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2016 Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant whose rights would be materially impaired by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2016 Plan prohibits the Compensation Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in exchange for replacement option or SAR awards having a lower exercise price or canceling an underwater option or SAR award in exchange for cash, other property or a “full value award” (an equity-based award other than an option or SAR award).

Subject to certain limits in the 2016 Plan, the Compensation Committee may also establish subplans or modify the terms of awards under the 2016 Plan with respect to participants who reside outside of the United States or are employed by a non-U.S. subsidiary in order to comply with local legal requirements.

Available Shares and Limitations on Awards. A maximum of 2,500,000 shares of our common stock are available for awards and issuance under the 2016 Plan, plus the number of shares that remain available for future grants under the 2006 Plan on the date our stockholders approve the 2016 Plan. The shares of common stock that may be issued under the 2016 Plan are authorized but unissued or treasury shares. The number of shares of common stock subject to options or SARs that may be granted to any one participant during a calendar year under the 2016 Plan may not exceed 1,000,000. There are certain additional limitations on individual awards intended to qualify as performance-based compensation under Code Section 162(m), as discussed below. All of these share limitations are subject to adjustment for changes in our corporate structure or shares, as described below.

The aggregate grant date fair value of all awards granted during any calendar year under the 2016 Plan to any non-employee director (other than awards granted at the election of the director in lieu of cash retainers or fees otherwise payable to the director) may not exceed $500,000.

The 2016 Plan share reserve will be reduced by one share for every one share subject to an option or SAR award, and by 1.75 shares for every share subject to a full value award. Any shares of common stock subject to an award under the 2016 Plan, or to an award under the 2006 Plan that is outstanding on the date our stockholders approve the 2016 Plan, that expires, is forfeited or cancelled, or is settled or paid in cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, automatically replenish the 2016 Plan share reserve based on the same share ratio by which the share reserve was decreased when the award was originally granted. However, any shares tendered or withheld to pay the exercise price of an option award, any shares tendered or withheld to satisfy a tax withholding obligation in connection with any award, any shares repurchased by us using option exercise proceeds and any shares subject to an SAR award that are not issued in connection with the stock settlement of that award on its exercise will not replenish the 2016 Plan share reserve.

Awards granted or shares of our common stock issued under the 2016 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2016 Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the unused shares under that pre-existing plan may be used for awards under the 2016 Plan and will not reduce the share reserve under the 2016 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

Types of Awards. The 2016 Plan permits us to grant stock option awards, SAR awards, restricted stock awards, stock unit awards, cash incentive awards and other stock-based awards to eligible recipients. These types of awards are described in more detail below.

Options. Employees of our Company or any subsidiary may be awarded “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” All 2,500,000 shares comprising the 2016 Plan’s initial share reserve may be the subject of incentive stock option awards. The exercise price to be paid by a participant at the time an option is exercised may not be less than

100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described above. “Fair market value” under the 2016 Plan as of any date means the closing sale price of a share of our common stock on the NASDAQ Stock Market on that date. As of March 31, 2016, the closing sale price of a share of our common stock on the NASDAQ Stock Market was $14.52.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents will be paid with respect to shares subject to an option.

Stock Appreciation Rights. An SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Compensation Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of an SAR award will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR award is granted as a substitute award as described earlier. An SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2016 Plan, as may be determined by the Compensation Committee.

Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Except for regular cash dividends on restricted stock awards that are subject only to service-based vesting conditions, dividends and distributions that are paid on restricted stock will be subject to the same restrictions as the underlying shares. Participants are entitled to vote restricted stock prior to the time they vest.

Stock Unit Awards. The grant of a stock unit provides the right to receive the fair market value a share of our common stock, payable in cash, shares, or a combination of both as determined by the Compensation Committee. A stock unit award vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2016 Plan, as may be determined by the Compensation Committee. The Compensation Committee may provide for the payment or crediting of dividend equivalents on stock unit awards and other stock-based awards, but any dividend equivalents paid or credited on unvested awards of those types that are subject to performance-based vesting conditions will be subject to the same restrictions as the underlying units or share equivalents.

Other Stock-Based Awards. The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2016 Plan. The Compensation Committee has complete discretion to determine the terms and conditions of such awards.

Cash Incentive Awards. The Compensation Committee may grant dollar-denominated cash incentive awards whose payment is conditioned upon the degree to which one or more performance goals is satisfied over a specified performance period. The terms of such awards shall be as prescribed by the Compensation Committee.

Minimum Vesting Periods. Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year. These required vesting and performance periods will not apply: (i) to awards granted in payment of other compensation that is already earned and payable, (ii) upon a change in control, (iii) upon termination of service due to death or disability, (iv) to a substitute award that does not reduce the vesting period of the award being replaced, or (v) to awards involving an aggregate number of shares not in excess of 5% of the 2016 Plan’s share reserve.

Transferability of Awards. In general, no right or interest in any award under the 2016 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.

Effect of Termination of Service. If a participant’s employment or other service relationship with us and our subsidiaries is terminated, the 2016 Plan provides that unvested portions of his or her outstanding awards will be forfeited and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of either six months or one year after termination, depending on the reason for the termination, unless the termination is for cause. In that case, the vested but unexercised portions of option and SAR awards will also be terminated.

Unless defined differently in an agreement between a participant and us, “cause” for termination is generally defined in the 2016 Plan to involve willful failure to perform employment duties, willful engagement in illegal conduct or gross misconduct that is injurious to the company, a material breach of duties under any agreement with the company or a conviction of or guilty plea to a felony or misdemeanor involving moral turpitude. The Compensation Committee may provide for different termination consequences in an individual award agreement.

Performance-Based Compensation Under Section 162(m). The Compensation Committee may grant full value awards and cash incentive awards under the 2016 Plan to employees who are or may be “covered employees,” as defined in Code Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current Internal Revenue Service interpretations, “covered employees” of a company for any year are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at the end of that year. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied. Option and SAR awards granted under the 2016 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The maximum number of our shares that may be the subject of full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), that are denominated in shares or share equivalents and that are granted to any participant during any calendar year may not exceed 1,000,000 shares. The maximum amount payable with respect to any full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), that are denominated other than in shares or share equivalents and that are granted to any participant during any calendar year shall not exceed $5,000,000.

The pre-established performance goals set by the Compensation Committee must be based on one or more of the following performance measures specified in the 2016 Plan: (i) net earnings (either before or after interest, taxes, depreciation and amortization); (ii) economic value-added; (iii) sales or revenue; (iv) sales or revenue growth; (v) net income (either before or after taxes and stock-based compensation); (vi) net income (either before or after taxes and stock-based compensation) growth; (vii) operating earnings; (viii) cash flow (including, but not limited to, operating cash flow and free cash flow); (ix) cash flow return on capital; (x) return on net assets; (xi) return on stockholders’ equity; (xii) return on assets; (xiii) return on capital; (xiv) stockholder returns; (xv) return on sales; (xvi) gross or net profit margin; (xvii) productivity; (xviii) expense; (xix) margins; (xx) operating efficiency; (xxi) customer satisfaction; (xxii) working capital; (xxiii) earnings per share; (xxiv) price per share of Stock; (xxv) market share; (xxvi) achievement of specified acquisitions or divestitures; (xxvii) acquisition synergies or achievements; (xxviii) market penetration goals; (xxix) geographic business expansion goals; (xxx) research and development goals; (xxxi) new product development goals; (xxxii) clinical study goals; (xxxiii) regulatory achievements; (xxxiv) compliance measures; (xxxv) quality measures; and (xxxvi) vitality index.

The Compensation Committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon Company-wide, subsidiary, business unit or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies, indices or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it elects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the 2016 Plan at the 2016 Annual Meeting will be deemed to include approval of the material terms of awards intended to qualify as performance-based compensation under Section 162(m), including the employees eligible to receive such awards, the business criteria on which performance goals are based and the maximum awards that may be made to any individual.

Change in Control. If a change in control of our Company that involves a corporate transaction occurs, then the consequences will be as described in this paragraph unless the Compensation Committee provides otherwise in an applicable award agreement. If an outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within two years after the change in control a participant’s employment or other service is involuntarily terminated without cause or is terminated by the participant for good reason, then (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction. Alternatively, the Compensation Committee may elect to terminate awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

If a change in control of our Company that does not involve a corporate transaction occurs, the Compensation Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding awards, which may include (i) providing that outstanding awards will vest and become exercisable or payable, in whole or in part, prior to or upon consummation of such change in control, or upon termination of a participant’s employment or other service under specified conditions after the change in control, or (ii) providing for the cancellation of any outstanding award in exchange for a payment equal to the intrinsic value of the award at the time of the change in control.

For purposes of the 2016 Plan, the following terms have the meanings indicated:

•
A “change in control” generally refers to a corporate transaction as defined below, the acquisition by a person or group of more than 50% of the voting power of our stock, or certain changes in the composition of our Board.

•
A “corporate transaction” generally means (i) a merger, consolidation or similar transaction involving our Company, (ii) a sale or disposition of all or substantially all of the assets of our Company, or (iii) an acquisition by our Company of the assets or stock of another entity.

•
Unless defined differently in an agreement between a participant and us, “good reason” for termination generally involves a material reduction in a participant’s compensation, a material change in a participant’s authority, duties or responsibilities, a requirement that a participant be based more than 50 miles from the location at which he or she was previously based, a failure by the Company to require any successor to assume a participant’s severance agreement, or a requirement by the Company that a participant engage in unlawful conduct.

Share Adjustment Provisions. If certain transactions with our stockholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2016 Plan, (ii) outstanding awards as to the class, number of shares and exercise price per share, and (iii) award limitations prescribed by the 2016 Plan. In connection with other types of transactions that may also affect our common stock, such as reorganizations, mergers or consolidations, the Compensation Committee may make similar equitable adjustments in its discretion.

Deferral of Payouts. The Compensation Committee may permit or require the deferral by a participant of the receipt of shares or cash in settlement of any full value award or cash incentive award under the 2016 Plan, and will prescribe the terms, conditions and procedures for such deferrals.

Effective Date and Term of the 2016 Plan. The 2016 Plan will become effective on the date it is approved by our stockholders. No awards may be made under the 2016 prior to its effective date. If the 2016 Plan is not approved by our stockholders by June 30, 2016, the 2016 Plan will be of no further force or effect. Unless terminated earlier by the Board, the 2016 Plan will terminate on the tenth anniversary of its effective date. Awards outstanding under the 2016 Plan at the time it terminates will continue in accordance with their terms. The Board may suspend or terminate the 2016 Plan at any time.

Amendment of the Plan. Our Board may amend the 2016 Plan at any time, but no amendments will be effective without stockholder approval if such approval is required under applicable laws or regulations or under the rules of the NASDAQ Stock Market. No amendment of the 2016 Plan may materially impair the rights of a participant under any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2016 Plan, based on current statutes, regulations and interpretations.

Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the 2016 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income, subject to Code Section 162(m) with respect to covered employees.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2016 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2016 Plan generally follow certain basic patterns. SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2016 Plan is intended to meet the requirements of Section 162(m), but full value and cash incentive awards granted under the 2016 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2016 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section

409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the 2016 Plan

Because the 2016 Plan will not become effective until it is approved by our stockholders, the Compensation Committee has not yet approved any awards under, or subject to, the 2016 Plan. In addition, because all awards under the 2016 Plan are discretionary with the Compensation Committee, neither the number nor types of future 2016 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made under the 2006 Plan during 2015 to our named executive officers is provided under the caption “Grants of Plan-Based Awards” of the “Executive Compensation” section of this Proxy Statement.

Board Voting Recommendation:

The Board of Directors recommends a vote “FOR” the proposal to approve The Spectranetics Corporation 2016 Incentive Award Plan.

APPROVAL AND ADOPTION OF AN AMENDMENT TO
THE SPECTRANETICS CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN
(Proposal No. 5)

Introduction

On December 9, 2015, our Board of Directors adopted, subject to stockholder approval, an amendment (the “Amendment”) to The Spectranetics Corporation 2010 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of our common stock available for sale under the ESPP by 1,000,000 shares. The Amendment is effective as of January 1, 2016, the first day of the current semi-annual offering period under the ESPP.

There were 700,000 shares previously authorized under the ESPP. During the preceding offering period under the ESPP that ended on December 31, 2015, the administrator of the ESPP (the “Administrator”) determined that the 59,430 shares that then remained available for purchase under the ESPP at the end of that offering period would be insufficient to permit ESPP participants to fully exercise their rights to purchase shares under the ESPP for that offering period. In accordance with the terms of the ESPP, the Administrator made a pro rata allocation of these remaining available shares among the ESPP participants for the offering period that ended December 31, 2015, all the remaining shares were purchased, and all participant contributions during that offering period that were not applied to the purchase of shares under the ESPP were used to purchase shares under the 2006 Plan.

The purpose of the Amendment is to extend the life of the ESPP, which provides eligible employees of the Company and its designated subsidiaries with the opportunity to purchase shares of our common stock at a discount from the then-current market price through accumulated payroll deductions. The ESPP is intended to qualify under Section 423 of the Code. Stockholder approval of the Amendment is being sought in order to authorize the replenishment of the ESPP’s share reserve and to maintain the qualified status of the ESPP under Section 423 of the Code. If our stockholders do not approve the Amendment at the 2016 Annual Meeting, no further offering periods may take place under the ESPP, and participant contributions occurring during the current offering period ending on June 30, 2016 will be refunded.

Description of the ESPP

The following is a summary of the significant features of the ESPP. This summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the text of the ESPP as proposed to be amended by the Amendment, which has been filed as Appendix B to this Proxy Statement.

Administration. The Administrator of the ESPP is the Compensation Committee of the Board of Directors. The Compensation Committee has full authority to adopt rules and procedures to administer the ESPP, to interpret the provisions of the ESPP, to determine the terms and conditions of offerings under the ESPP, and to designate which of our subsidiaries may participate in the ESPP. The Compensation Committee may delegate administrative tasks to employees. All costs and expenses incurred for ESPP administration are paid by us.

Shares Available Under ESPP. The maximum number of shares of our common stock that will be authorized for sale under the ESPP after the Amendment is effective is 1,700,000. The common stock made available for sale under the ESPP may be authorized but unissued shares or treasury shares, or shares reacquired in private transactions or open market purchases. Any shares purchased under the ESPP will reduce, on a one-for-one basis, the number of shares available for subsequent purchase under the ESPP. In the event of any change to our outstanding common stock, such as a recapitalization, stock split or similar event, appropriate adjustments will be made to the number and class of shares available under the ESPP and to the number, class and purchase price of shares subject to each outstanding purchase right.

Eligibility and Participation. Employees who own (or are deemed to own through attribution) 5% or more of the combined voting power or value of all classes of our stock or the stock of one of our subsidiaries are not allowed to participate in the ESPP. Generally, all other employees of the Company or any designated participating subsidiary may participate in the ESPP, provided that for any offering period under the ESPP, the Administrator may determine that any of following employees are not eligible to participate: (1) employees who have been employed by the Company for less than two years (or any shorter period, as the Administrator may determine), (2) employees whose customary employment with the Company is 20 hours or less per week and/or not more than five months per calendar year (or any lesser number of hours per week or months per calendar year, as the Administrator may determine), (3) “highly compensated employees” (within the meaning of Section 414(q) of the Code) of the Company or any designated participating subsidiary, or those “highly compensated employees” (A) with compensation above a specified level, (B) who are officers, and/or (C) who are subject to Section 16(a) of the Exchange Act, and/or (4) employees who are citizens or residents of a foreign jurisdiction where applicable law would prevent the grant of an option under the ESPP or would cause the ESPP to violate the terms of Section 423 of the Code. If the Administrator imposes any of the forgoing exclusions for an offering period under the ESPP, it must do so prior to such offering period, and the exclusions must be applied in an identical manner to all employees of the Company.

The Administrator has determined that, until it otherwise determines, all employees of the Company are eligible to participate in any offering period under the ESPP, other than (1) “highly compensated employees” who are subject to the disclosure requirements of Section 16(a) of the Exchange Act and (2) employees whose customary employment with the Company is 20 hours or less per week and/or not more than five months per calendar year. As of April 18, 2016, the number of employees that we estimate were eligible to participate in the ESPP was approximately 900.

Eligible employees may enroll in the ESPP and begin participating at the start of any offering period.

Offering Periods and Purchase Dates. Shares of our common stock will be offered under the ESPP through a series of successive six-month offering periods commencing on the first day of January and July. Purchases of our common stock at a discount under the ESPP will occur on the last trading day of June and December each year.

Purchase Price. The purchase price of a share of our common stock under the ESPP on each purchase date will be 85% of the fair market value of our common stock on either (i) the first trading day of the offering period or (ii) the last trading day of the offering period, whichever is lower, but no less than par value.

The fair market value of a share of our common stock on any relevant date under the ESPP will be deemed to be equal to the closing sale price per share on such date on the NASDAQ Stock Market. The closing sale price of our common stock on the NASDAQ Stock Market on April 18, 2016 was $17.09 per share.

Contributions and Stock Purchases. Each participant may authorize periodic payroll deduction contributions in any multiple of 1% of his or her eligible compensation each offering period, of at least 2%, up to a maximum of 15% of eligible compensation per pay period. The accumulated contributions will automatically be applied on each purchase date to the purchase of shares of our common stock at the purchase price in effect for that purchase date. For purposes of the ESPP, eligible compensation generally includes base salary or wages, commissions, shift premiums and overtime pay, and excludes bonuses and other incentive payments.

As of the last trading day of each offering period, a participant will purchase the largest number of whole shares of our common stock that his or her accumulated payroll deductions will buy at the purchase price. No fractional shares will be purchased. Accordingly, the balance of a participant's contributions will be carried forward to the next offering period unless the participant elects to withdraw from the ESPP.

Special Limitations. The ESPP imposes certain limitations upon a participant's right to purchase our common stock under the ESPP, including the following:

•
A participant may not be granted rights to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.

•	No participant may purchase more than 2,500 shares of our common stock (or such other number of shares as the Compensation Committee may designate for a specific offering) during each offering period.

Changing Contribution Amounts; Withdrawal from ESPP. A participant may decrease or increase the amount of his or her payroll deduction contributions effective as of the first day of the next offering period. A participant may cancel his or her payroll deduction authorization at any time prior to the end of an offering period. Upon cancellation, the participant may elect either to withdraw from the ESPP and have the entire balance of his or her account refunded in cash without interest, or to have his or her account balance held in the ESPP and applied to purchase shares at the end of the offering period.

Termination of Employment. A participant's participation in the ESPP will immediately terminate upon his or her termination of employment for any reason. Any payroll deductions that the participant may have made for the offering period in which such termination of employment occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights. No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights under the ESPP until the shares are actually purchased on the participant's behalf through the ESPP.

Transferability. Purchase rights under the ESPP are not transferable and are exercisable only by the participant. In addition, without the consent of the Administrator, no shares of common stock purchased under the ESPP may be transferred by the participant before the first anniversary of the date on which such shares were purchased, other than by will or pursuant to the laws of descent and distribution following a participant's death. This transfer restriction on shares will not apply to any transfer of shares to our Company or to any transfer in connection with a liquidation or corporate transaction involving our Company.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale. The number of shares of our common stock available for purchase under the ESPP, as well as the purchase price and the number of shares covered by each purchase right under the ESPP that has not yet been purchased, shall be proportionately adjusted for adjustments made in the number of outstanding shares of our common stock or an exchange of the shares of common stock resulting from a stock split, stock dividend, or any other subdivision.

In the event of a proposed liquidation of dissolution of our Company, a proposed sale of all or substantially all of our assets, or a proposed merger in which we are not the surviving entity, or any other similar corporate transaction, the Administrator will establish a new purchase date for the then current offering period. The new purchase date will occur prior to the effective date of the liquidation or corporate transaction and each outstanding purchase right will automatically be exercised on the new purchase date. In the event that each outstanding purchase right is assumed or equivalent purchase rights are substituted by the successor corporation or a parent or subsidiary of the successor corporation in a corporate transaction, no new purchase date will be established and the then current offering period will continue.

Insufficient Shares. If the Administrator determines that the total number of shares of common stock which are to be purchased under outstanding purchase rights on any particular purchase date exceeds the number of shares remaining available for issuance under the ESPP at that time, the Administrator will make a pro rata allocation of the available shares on a uniform and equitable basis among current participants, and unless additional shares are authorized under the ESPP, no further offering periods will take place. In this event, excess payroll deductions will be refunded to participants in a lump sum without interest.

Amendment and Termination. The Board of Directors may amend, suspend or terminate the ESPP at any time. However, absent the approval of our stockholders, the Board of Directors may not amend the ESPP (i) to increase the maximum number of shares that may be purchased under the ESPP or (ii) in any manner that would cause the ESPP to no longer be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Unless terminated earlier by the Board of Directors, the ESPP will terminate automatically in June 2020. No further offerings may take place once all shares of common stock available for purchase under the ESPP have been purchased unless additional shares are authorized for issuance under the ESPP.

Without limiting the foregoing, the Administrator may, without approval of our stockholders, change offering periods or limit the amount and frequency of amounts contributed to the ESPP. The Board of Directors may, without approval of our stockholders, alter the purchase price of shares, including for offering periods then in effect, or take certain other actions in order to avoid unfavorable financial accounting consequences.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to participation in the ESPP. This summary assumes the ESPP qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code, is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event that the participant dies while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the first day of the offering period in which such shares were acquired, or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing market price of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction in the taxable year in which such disposition occurs equal to the amount of such excess. Any further gain or loss to the participant upon disposition will be capital gain or loss, and the amount of ordinary income recognized by the participant will be added to the participant's basis in the common stock for purposes of determining such capital gain or loss.

If the participant sells or disposes of the purchased shares more than two years after the first day of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the closing market price of the shares on the first day of the offering period in which the shares were acquired. Any further gain or loss to the participant upon disposition will be capital gain or loss, and the amount of ordinary income recognized by the participant will be added to the participant's basis in the common stock for purposes of determining such capital gain or loss. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lesser of (i) the amount by which the closing market price of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the closing market price of the shares on the first day of the offering period in which those share were acquired.

Plan Benefits

Non-employee directors are not eligible to participate in the ESPP. In addition, until otherwise determined by the Administrator, our executive officers who constitute “highly compensated employees” of the Company or any designated subsidiary (within the meaning of Section 414(q) of the Code) and are subject to the disclosure requirements of Section 16(a) of the Exchange Act are not eligible to participate in the ESPP. More generally, the benefits to be received by our officers and employees under the ESPP are not determinable because the amounts of future purchases by participants are based on elective participant contributions.

Stockholder Approval

Approval of the Amendment requires the affirmative vote of a majority of the shares of common stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions effectively count as no votes on this Proposal No. 5. Broker non-votes will not affect the outcome of this proposal. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR approval of the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE SPECTRANETICS CORPORATION 2010 EMPLOYEE STOCK PURCHASE PLAN.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

As permitted by the SEC’s proxy rules, we will deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of those stockholders. This practice is designed to reduce our printing and mailing costs. We will, upon written or oral request, promptly deliver a separate copy of the Annual Report and/or Proxy Statement to a stockholder at a shared address to which single copies of the documents were delivered. You may make such request by contacting our Corporate Secretary at 9965 Federal Drive, Colorado Springs, Colorado 80921, telephone (719) 633-8333. Stockholders wishing to receive a separate annual report and/or proxy statement in the future or stockholders sharing an address wishing to receive a single copy of each of the annual report and proxy statement in the future may also contact our Corporate Secretary as referenced above.

2015 ANNUAL REPORT TO STOCKHOLDERS

A copy of our 2015 Annual Report to Stockholders has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Meeting. The 2015 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

2015 FORM 10-K

On February 26, 2016, we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2015. The Form 10-K has been reprinted as part of our 2015 Annual Report to Stockholders. Stockholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.spectranetics.com, or by writing to our Corporate Secretary, The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, Colorado 80921. The Form 10‑K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

OTHER MATTERS

The Board knows of no other matters, other than the matters set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the proxies will vote such proxy in accordance with their best judgment on any such matter. The persons named in the proxies will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

Under the applicable rules of the SEC, a stockholder who wishes to submit a stockholder proposal for inclusion in the proxy statement of the Board of Directors for the Annual Meeting of Stockholders to be held in 2017 must submit such proposal in writing to our Corporate Secretary at our principal executive offices no later than January 4, 2017. In addition, all stockholder proposals for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2017 must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. Our Amended and Restated Bylaws also provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting (but that would not be included in our proxy statement) must notify our Corporate Secretary thereof in writing no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the preceding year’s meeting date or February 9, 2017 and March 11, 2017, respectively. Such notice must include certain information specified in our Amended and Restated Bylaws.

BY ORDER OF THE BOARD OF DIRECTORS

Scott Drake
President and Chief Executive Officer
Dated April 22, 2016

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

APPENDIX A

THE SPECTRANETICS CORPORATION

2016 INCENTIVE AWARD PLAN

THE SPECTRANETICS CORPORATION
2016 INCENTIVE AWARD PLAN

1.    Purpose. The purpose of The Spectranetics Corporation 2016 Incentive Award Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.
2.    Definitions. In this Plan, the following definitions will apply.
(a)    “Affiliate” means any entity that is a Subsidiary or Parent of the Company.

(b)    “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.
(c)    “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Cash Incentive Award” means a dollar-denominated performance-based Award as described in Section 11(b).

(f)    “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition means, a Participant’s (i) willful failure to perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness) when such failure continues for 15 days after written notice from the Company describing such failure; (ii) willful engagement in dishonesty, illegal conduct, or gross misconduct that is, in each case, injurious to the Company or its Affiliates or reasonably determined by the Board to likely be injurious to the Company or its Affiliates (including injuries to reputation, employee morale, or financial results); (iii) embezzlement, misappropriation or fraud, whether or not related to the Participant’s Service with the Company; (iv) material breach of any of the Participant’s duties or obligations under any written agreement between the Participant and the Company or its Affiliates; or (v) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude. For purposes of this definition, no act or failure to act by a Participant is “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company.
(g)    “Change in Control” means one of the following:
(1)    An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A)    any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;

(B)    any formation of a Group consisting solely of beneficial owners of the Company's Voting Securities as of the effective date of this Plan;

(C)    any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than 50% of the Company’s Voting Securities; or

(D)    with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred. Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to subsection 2(g)(3).

(2)    During any period of two consecutive years, individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3)    A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company's Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company's Voting Securities, and (ii) no Exchange Act Person or Group beneficially owns 50% or more of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (provided that no such Person or Group shall be deemed to beneficially own 50% or more of the combined voting power of the surviving or acquiring entity solely as a result of holding Voting Securities of the Company prior to the Corporate Transaction).

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
(h)    “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.
(i)    “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m). Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
(j)    “Company” means The Spectranetics Corporation, a Delaware corporation, or any successor thereto.

(k)    “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date of the Plan and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least two-thirds of the then Continuing Directors, but excluding, for purposes of this clause (ii) an individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest relating to the election of directors.

(l)    “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation, or (iii) an acquisition by the Company of the assets or stock of another entity.

(m)    “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).
(n)    “Employee” means an employee of the Company or an Affiliate.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(p)    “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
(q)    “Fair Market Value” means the fair market value of a Share determined as follows:

(1)    If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)    If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(r)    “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award or Cash Incentive Award.

(s)    “Good Reason” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition means, the existence of one or more of the following conditions without the Participant’s written consent, so long as the Participant provided written notice to the Company of the existence of the condition not later than 30 days after the initial existence of the condition and the condition has not been remedied by the Company within 30 days after its receipt of such notice: (i) a material reduction in the Participant’s base salary, target bonus opportunity and/or target long-term incentive opportunity other than a general reduction in base salary, target bonus opportunity and/or target long-term incentive opportunity that affects all similarly situated employees in substantially the same proportions; (ii) a requirement by the Company that the Participant be based at any office or location over 50 miles from the office or location at which the Participant is previously based; (iii) a material, adverse change in the Participant’s authority, duties, or responsibilities (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law); (iv) a breach by the Company of its obligation under any severance agreement with the Participant to require any successor to the Company to expressly and unconditionally assume such severance agreement; and (v) a requirement by the Company that the Participant engage in any conduct that the Participant reasonably believes will violate applicable laws, regulations, codes of conduct, or ethical standards. If a Participant does not terminate the Participant’s employment for Good Reason within 90 days after the first occurrence of a listed condition, then the Participant waives his or her right to terminate for Good Reason regarding such condition.

(t)    “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(u)    “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
(v)    “Non-Employee Director” means a member of the Board who is not an Employee.
(w)    “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(x)    “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(y)    “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(z)    “Participant” means a person to whom a then-outstanding Award has been granted under the Plan.
(aa)    “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.
(bb)    “Plan” means The Spectranetics Corporation 2016 Incentive Award Plan, as amended and in effect from time to time.
(cc)    “Prior Plan” means The Spectranetics Corporation Amended and Restated 2006 Incentive Award Plan.

(dd)    “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ee)    “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ff)    “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
(gg)    “Share” means a share of Stock.
(hh)    “Stock” means the common stock, $0.001 par value per Share, of the Company.
(ii)    “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(jj)    “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(kk)    “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(ll)    “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(mm)    “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3.    Administration of the Plan.

(a)    Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
(b)    Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)    determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)    cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);

(3)    adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

(4)    granting Substitute Awards under the Plan;

(5)    taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and
(6)    requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

(c)    Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)    Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(i). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)    Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)    Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual's duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.    Shares Available Under the Plan.

(a)    Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 2,500,000, plus any Shares of Stock remaining available for future grants under the Prior Plan on the effective date of this Plan. No further awards may be made under the Prior Plan after the effective date of this Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)    Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.
(2)    Shares that are subject to Full Value Awards shall be counted against the share reserve as 1.75 Shares for every one Share granted.
(3)    Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.
(4)    Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(5)    Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(6)    Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)    Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to the exercise of a stock option or stock appreciation right award under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of stock options issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(c)    Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.
(d)    Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(e)    No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

(f)    Individual Option and SAR Limit. The aggregate number of Shares subject to Option and/or Stock Appreciation Right Awards granted during any calendar year to any one Participant other than a Non-Employee Director shall not exceed 1,000,000 Shares (subject to adjustment as provided in Section 12(a)).

(g)    Performance-Based Compensation Limit. With respect to Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 1,000,000 Shares (subject to adjustment as provided in Section 12(a)); and (ii) the maximum amount payable with respect to Full Value Awards and Cash Incentive Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $5,000,000.

(h)    Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) shall not exceed $500,000.

5.    Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.
6.    General Terms of Awards.
(a)    Award Agreement. Except for an Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b)    Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i)  a Change in Control, (ii) a termination of Service due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards granted in payment of or exchange for other compensation already earned and payable, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders.
(c)    Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
(d)    Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.
(e)    Termination of Service. Unless otherwise provided in an applicable Agreement, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
(1)    Upon termination of Service for Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)    Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.
(3)    Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of six months after the date of such termination. However, if a Participant thereafter dies during such six-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(4)    Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(f)    Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g)    Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 16 of this Plan. Except as provided in Section 16 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of applicable performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.
(h)    Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared and paid on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance goals will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h). Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an outstanding Award or Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

(i)    Deferrals of Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award or Cash Incentive Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.

7.    Stock Option Awards.
(a)    Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b)    Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)    Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.
(d)    Incentive Stock Options.
(1)    An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be 2,500,000, subject to adjustment as provided in Section 12(a).
(2)    No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined Voting Power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

(3)    For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(4)    If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.
(5)    The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.
(e)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option Award during the applicable post-termination of Service exercise period as set forth in Section 6(e) or in the applicable Agreement is prevented by Section 17(c), the Option shall remain exercisable until the later of (i) 30 days after the date the exercise of the Option would no longer be prevented by such provision, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Agreement.

8.    Stock Appreciation Right Awards.
(a)    Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).
(b)    Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When an SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of an SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of an SAR Award.
9.    Restricted Stock Awards.
(a)    Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b)    Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.
10.    Stock Unit Awards.
(a)    Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)    Payment of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.
11.    Other Awards.

(a)    Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

(b)    Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such dollar-denominated amounts and upon such terms and at such times as shall be determined by the Committee. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash, Shares or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash, Shares and other forms of Awards as determined by the Committee and specified in the applicable Agreement.

12.    Changes in Capitalization, Corporate Transactions, Change in Control.

(a)    Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)    Corporate Transactions. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1)        Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

(2)    Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction and (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

(3)        Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award surrendered shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4)        Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within two years after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, or voluntarily terminates his or her Service for Good Reason, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full (at an assumed target level of performance if vesting of the Award is subject to the satisfaction of specified performance goals).

(c)    Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i)  providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 12(b)(3) or (ii) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

(d)    Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

13.    Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.    Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required tax withholdings (but not to exceed the minimum statutory amount required to be withheld if such limitation is necessary to avoid an adverse accounting impact) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant, or by delivering to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15.    Effective Date, Duration, Amendment and Termination of the Plan.
(a)    Effective Date. The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s shareholders fail to approve the Plan by June 30, 2016, the Plan will be of no further force or effect.
(b)    Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.
(c)    Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)    Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 17(i).

(e)    No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.

16.    Performance-Based Compensation.
(a)    Designation of Awards. If the Committee determines at the time a Full Value Award or Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 16 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b)    Compliance with Code Section 162(m). If an Award is subject to this Section 16, then the grant of the Award, the vesting and lapse of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 16(c). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 16, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with an Award subject to this Section 16. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 16 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c)    Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 16, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance measures: (i) net earnings (either before or after interest, taxes, depreciation and amortization); (ii) economic value-added; (iii) sales or revenue; (iv) sales or revenue growth; (v) net income (either before or after taxes and stock-based compensation); (vi) net income (either before or after taxes and stock-based compensation) growth; (vii) operating earnings; (viii) cash flow (including, but not limited to, operating cash flow and free cash flow); (ix) cash flow return on capital; (x) return on net assets; (xi) return on stockholders’ equity; (xii) return on assets; (xiii) return on capital; (xiv) stockholder returns; (xv) return on sales; (xvi)

gross or net profit margin; (xvii) productivity; (xviii) expense; (xix) margins; (xx) operating efficiency; (xxi) customer satisfaction; (xxii) working capital; (xxiii) earnings per share; (xxiv) price per share of Stock; (xxv) market share; (xxvi) achievement of specified acquisitions or divestitures; (xxvii) acquisition synergies or achievements; (xxviii) market penetration goals; (xxix) geographic business expansion goals; (xxx) research and development goals; (xxxi) new product development goals; (xxxii) clinical study goals; (xxxiii) regulatory achievements; (xxxiv) compliance measures; (xxxv) quality measures; and (xxxvi) vitality index. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, business unit or individual performance.
17.    Other Provisions.
(a)    Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b)    Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
(c)    Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 17(i).
(d)    Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)    Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.
(f)    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)    Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)    If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2)    If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

(h)    Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 17(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)    Forfeiture and Compensation Recovery.

(1)    The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of non-competition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)    Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

APPENDIX B

THE SPECTRANETICS CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN
(as amended as of December 9, 2015)

THE SPECTRANETICS CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN
(as amended as of December 9, 2015)

ARTICLE I.
PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1           Purpose and Scope.  The purpose of this Spectranetics Corporation 2010 Employee Stock Purchase Plan (the “Plan”) is to assist employees of The Spectranetics Corporation and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

1.2           Administration of Plan.  The Plan shall be administered by the Committee.  The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee is also authorized to change the Offering Periods and Exercise Dates under the Plan by providing notice to all Eligible Employees as soon as practicable prior to the date on which such changes will take effect.  The Committee may delegate administrative tasks under the Plan to one or more Employees of the Company.  The Committee’s interpretation and decisions with respect to the Plan shall be final and conclusive.

ARTICLE II.
DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The singular pronoun shall include the plural where the context so indicates.

2.1           “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 1.2.

2.2           “Board” shall mean the Board of Directors of the Company.

2.3           “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4           “Committee” shall mean the Compensation Committee of the Board.

2.5           “Common Stock” shall mean shares of common stock, par value $.001, of the Company.

2.6           “Company” shall mean The Spectranetics Corporation, a Delaware corporation.

2.7           “Compensation” shall mean the base salary or wages, including commissions paid to sales employees, overtime pay and shift premiums but excluding bonuses and other incentive payments, paid to an Employee by the Company or a Designated Subsidiary in accordance with established payroll procedures.

2.8           “Designated Subsidiary” shall mean the Subsidiaries that have been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date.

2.9           “Effective Date” shall mean the date the Plan is adopted by the Board, subject to its approval by stockholders of the Company in accordance with the Company’s bylaws, articles of incorporation and applicable state law within twelve months following the date the Plan is adopted by the Board.

2.10         “Eligible Employee” means an Employee of the Company or any Designated Subsidiary who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code).  For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.  Notwithstanding the foregoing, the Administrator may determine in its discretion, and if so determined, shall set forth in the terms of the applicable Offering, that an Employee of the Company or any Designated Subsidiary shall not be eligible to participate in such Offering if: (1) such Employee has been in the employ of the Company or any Designated Subsidiary for less than two years (or any shorter period); (2) such Employee’s customary employment with the Company or any Designated Subsidiary is twenty hours or less per week and/or not more than five months per calendar year (or any lesser number of hours per week or months per calendar year); (3) such Employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act; and/or (4) such employee is a citizen or resident of a foreign jurisdiction and the grant of an Option under the Plan or Offering is prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the Plan or Offering to violate the requirements of Section 423 of the Code; provided, that any exclusion in clauses (1), (2), (3) and (4) shall be applied in an identical manner under each Offering to all employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).

2.11         “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code.  “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.12         “Enrollment Date” shall mean the first Trading Day of each Offering Period.

2.13         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14         “Exercise Date” except as provided in Section 5.2, shall mean the last Trading Day of each Offering Period.

2.15         “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(a)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date or, if there is no closing sales price for the Common Stock on the date in question, the closing sales price for the Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock for such date or, if there are no closing bid and asked prices for the Common Stock on such date, the closing bid and asked prices for the Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)           In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.16         “Offering” means each distinct offering of Options made under this Plan, within the meaning of Treasury Regulation 1.423-2(a).

2.17         “Offering Period” shall mean (i) the period commencing on July 1 and ending on the last Trading Day of the Semiannual Period in which such date occurs, and (ii) thereafter, the period commencing on the first day of each subsequent Semiannual Period and terminating on the last Trading Day of such Semiannual Period.

2.18         “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.19         “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 below.

2.20         “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21         “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.22         “Plan” shall mean this Spectranetics Corporation 2010 Employee Stock Purchase Plan, as it may be amended from time to time.

2.23         “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.24         “Semiannual Period” shall mean, as applicable, the six-month period commencing on January 1 and ending on June 30, or the six-month period commencing on July 1 and ending on December 31.

2.25         “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (i) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary which is a corporation being the sole owner of such entity, or (ii) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.26         “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE III.
PARTICIPATION

3.1           Eligibility.

(a)           Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b)           No Eligible Employee shall be granted an Option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the Option is outstanding at any time.  For purposes of the limitation imposed by this subsection, the right to purchase stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an Option may not be carried over to any other Option.  This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2           Election to Participate; Payroll Deductions

(a)           Except as provided in Section 3.3, an Eligible Employee may participate in the Plan only by means of payroll deduction.  An Eligible Employee may elect to participate in the Plan by delivering to the Company by such time designated by the Administrator preceding the Enrollment Date for such Offering Period a payroll deduction authorization in such manner as prescribed by the Administrator.

(b)           Payroll deductions (i) shall be equal to at least 2%, but not more than 15%, of the Participant’s Compensation; and (ii) must be expressed as a whole number percentage, subject to the provisions of Section 3.1 hereof.  Amounts deducted from a Participant’s Compensation pursuant to this Section 3.2 shall be credited to the Participant’s Plan Account.

(c)           A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, or unless such Participant becomes ineligible for participation in the Plan.

3.3           Leave of Absence.  During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE IV.
PURCHASE OF SHARES

4.1           Grant of Option.  Subject to the limitations of Section 3.1(b), each Participant participating in such Offering Period shall be granted an Option to purchase on the Exercise Date for such Offering Period (at the applicable Option Price) up to a number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 2,500 shares of Common Stock (subject to any adjustment pursuant to Section 5.2).  The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods.  The Option shall expire on the last day of the Offering Period.

4.2           Option Price.  The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Enrollment Date or the Exercise Date of the Offering Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share of the Common Stock.

4.3           Purchase of Shares.

(a)           On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her Option to purchase at the Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account.  The balance, if any, remaining in the Participant’s Plan Account (after exercise of his or her Option) as of an Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 below.

(b)           As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company’s sole discretion, to either (i) the Participant, or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.  If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority.  Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

(c)           A Participant shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Common Stock purchased hereunder.  Upon receipt of a Participant’s written request for any such certificate, the Company shall (or shall cause its agent to), deliver any such certificate to the Participant as soon as practicable thereafter.

4.4           Transferability Restrictions.

(a)           An Option granted under the Plan shall not be transferable and is exercisable only by the Participant.  No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

(b)           Without the consent of the Administrator, no shares of Common Stock purchased under the Plan may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (collectively, “Transfer”) by the Participant or his or her successors prior to the first anniversary of the Exercise Date with respect to such shares, other than by will or pursuant to the laws of descent and distribution; provided, however, that the foregoing transfer restrictions shall not apply to any Transfer of shares to the Company or any Designated Subsidiary or any Transfer in connection with any transaction described in Section 5.2(b) or (c).

ARTICLE V.
PROVISIONS RELATING TO COMMON STOCK

5.1           Common Stock Reserved.  Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 1,700,000. Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares or treasury shares, or shares reacquired in private transactions or open market purchases.

5.2           Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

(c)           Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, where the Company is not the surviving entity, or any other similar corporate transaction, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date.  The New Exercise Date shall be before the date of the Company’s proposed sale or merger.  The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

5.3           Insufficient Shares.  If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.  In such event, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after such Exercise Date, without any interest thereon.

5.4           Rights as Stockholders.  With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder.  A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her, or book entry of such shares has been made in his or her name, following exercise of his or her Option.

ARTICLE VI.
TERMINATION OF PARTICIPATION

6.1           Cessation of Contributions; Voluntary Withdrawal.

(a)           A Participant may cease payroll deductions during an Offering Period by delivering written notice of such cessation to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator.  Upon any such cessation, the Participant may elect either to withdraw from the Plan pursuant to Section 6.2 below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 4.3 for such Offering Period.  Upon receipt of a notice of withdrawal from the Plan, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b)           A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c)           A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2           Termination of Eligibility.  Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 7.2 hereof, as soon as reasonably practicable and such Participant’s Option for the Offering Period shall be automatically terminated.

ARTICLE VII.
GENERAL PROVISIONS

7.1           Administration.

(a)           It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan.  The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)           All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company.  The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2           Designation of Beneficiary.

(a)           A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Plan Account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Plan Account in the event of such Participant’s death prior to exercise of the Option.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

7.3           Reports.  Individual accounts shall be maintained for each Participant in the Plan.  Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4           Condition of Employment.  Neither the creation of the Plan nor an Employee’s participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

7.5           Amendment and Termination of the Plan

(a)           The Board may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by the Company’s stockholders shall be required to amend the Plan: (1) to increase (other than an increase pursuant to Section 5.2(a) hereof) the number of shares of Common Stock that may be sold pursuant to Options under the Plan, or (2) in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

(b)           Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)           In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)            altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii)           shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)          allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(d)           Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6           Use of Funds; No Interest Paid.  All funds received by the Company by reason of purchase of Common Stock under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose.  No interest will be paid to any Participant or credited under the Plan.

7.7           Term; Approval by Stockholders.  The Plan shall terminate on the tenth anniversary of the date of its initial adoption by the Board, unless earlier terminated by action of the Board.  No Option may be granted during any period of suspension of the Plan or after termination of the Plan.  The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan.  Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void.

7.8           Effect Upon Other Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9           Conformity to Securities Laws.  Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10         Notice of Disposition of Shares.  The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock, acquired pursuant to the Plan, within two years after the applicable Enrollment Date or within one year after the applicable Exercise Date with respect to such shares.  The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11         Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12         Governing Law.  The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13         Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14         Conditions To Issuance of Shares.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a)           The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)           The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e)           The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

7.15         Equal Rights and Privileges.  All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder.  Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury Regulations thereunder will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations thereunder.

7.16         Electronic Forms.  To the extent permitted by applicable state law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator.  Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

THE SPECTRANETICS CORPORATION

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/spnc
Use the Internet to vote your proxy until 11:59 p.m. (CT) on June 8, 2016.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 8, 2016.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

Proposal 1. Election of Class I directors: 01 Scott Drake 02 William C. Jennings 03 Joseph M. Ruggio, M.D.

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2. Advisory vote to approve the Company's named executive officer compensation ("Say-on-Pay Vote") ☐ FOR ☐ AGAINST ☐ ABSTAIN

Proposal 4. To approve and adopt The Spectranetics Corporation 2016 Incentive Award Plan ☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE SPECTRANETICS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 9, 2016
8:00 a.m. (CDT)

6655 Wedgwood Road North, Suite 105
Maple Grove, MN 55311

To obtain directions to attend the Annual Meeting of Stockholders, please contact our Corporate Secretary at (719) 633-8333 or at The Spectranetics Corporation, 9965 Federal Drive, Colorado Springs, CO 80921.

Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 9, 2016.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" the nominees listed under Proposal 1, "FOR" the proposals in Proposals 2, 3, 4 and 5 and, in the discretion of the Proxies, on any other matters which may properly come before the meeting.

By signing the proxy, you revoke all prior proxies and appoint Stacy McMahan and Paul Gardon, and each of them, as Proxies with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

See reverse for voting instructions.